Filed Pursuant to Rule 424(b)(2)
Registration No. 333-270834
333-270834-01
Prospectus Supplement
(To Prospectus dated March 24, 2023)

Highland Holdings S.à r.l.
€850,000,000 2.875% Notes due 2027
Fully and Unconditionally Guaranteed by
Otis Worldwide Corporation
Highland Holdings S.à r.l. (“Highland” or the “Issuer”), a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg (“Luxembourg”), having its registered office at 6, rue Jean Monnet, L-2180 Luxembourg, Luxembourg and registered with Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B237108, is offering one series of fixed rate notes. The Notes due 2027 (the “Notes”) will bear interest at the rate of 2.875% per annum and mature on November 19, 2027. Interest on the Notes will be payable on November 19 of each year, beginning November 19, 2025.
The Notes will be fully and unconditionally guaranteed on an unsecured, unsubordinated basis by Otis Worldwide Corporation (“Otis”) (Otis’ guarantee of the Notes, the “Parent Guarantee”).
The Notes and the Parent Guarantee will be unsecured, unsubordinated obligations of the Issuer and Otis, respectively, and will rank equally in right of payment with all of the Issuer’s and Otis’ respective existing and future unsecured, unsubordinated indebtedness. The Notes will be issued in minimum denominations of €100,000 and any integral multiple of €1,000 in excess thereof.
The Issuer may redeem the Notes, in whole or in part, at any time at the applicable redemption price described under the caption “Description of the Notes—Optional Redemption.” In addition, the Notes may be redeemed in whole but not in part, at any time at the Issuer’s option in the event of certain developments affecting the tax laws of Luxembourg, the United States or another relevant taxing jurisdiction. See “Description of the Notes—Redemption for Tax Reasons.” Upon the occurrence of a Change of Control Triggering Event (as defined in “Description of the Notes—Certain Definitions”), unless the Issuer has exercised its right to redeem the Notes by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with the Indenture (as defined in “Description of the Notes”), each holder of the Notes will have the right to require the Issuer to purchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Change of Control Payment Date (as defined in “Description of the Notes—Offer to Purchase Upon Change of Control Triggering Event”).
On November 12, 2024, Otis sold $600 million aggregate principal amount of its 5.125% Notes due 2031, which notes are not guaranteed (the “dollar notes offering”). The closing of the dollar notes offering is expected to take place on November 19, 2024. The closings of this offering and the dollar notes offering are not conditioned on each other. The dollar notes offering is being made by means of a separate prospectus supplement and not by means of this prospectus supplement. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the dollar notes offering. The proceeds of the dollar notes offering and this offering will be used to fund the repayment at maturity of Otis’ 2.056% Notes due April 5, 2025 (the “2025 Notes”), of which $1.3 billion principal amount is currently outstanding (with the remainder to fund the repayment of certain of Otis’ commercial paper borrowings and for other general corporate purposes).
Investing in the Notes involves certain risks. You should read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, carefully before you make your investment decision. See “Risk Factors” beginning on page S-8 of this prospectus supplement and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein, for more information.

	Per Note	Total
Public offering price(1)	99.754%	€847,909,000
Underwriting discount	0.400%	€3,400,000
Proceeds to the Issuer (before expenses)	99.354%	€844,509,000

(1)	Plus accrued interest, if any, from November 19, 2024, if the Notes are delivered after that date.
None of the Securities and Exchange Commission (the “SEC”), the Luxembourg Financial Sector Supervisory Authority (the Commission de Surveillance du Secteur Financier) (the “CSSF”) or any other regulatory body has approved or disapproved of the Notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the Notes to purchasers through the book-entry delivery system of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), on or about November 19, 2024, which is the fourth business day following the date of this prospectus supplement. This settlement date may affect trading of the Notes.
The Notes constitute a new issue of securities for which there is no established trading market. We intend to apply to list the Notes on the New York Stock Exchange (the “NYSE”). The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation to maintain it, and we may delist the Notes at any time. Currently, there is no public market for the Notes.
Joint Book-Running Managers

HSBC	J.P. Morgan	Morgan Stanley	SMBC Nikko
BofA Securities	Citigroup		Goldman Sachs & Co. LLC

Senior Co-Managers

Barclays	BNP PARIBAS	Commerzbank	Deutsche Bank	IMI – Intesa Sanpaolo
Loop Capital Markets	Santander	Société Générale Corporate & Investment Banking			UniCredit

Co-Managers

Academy Securities	ICBC Standard Bank	Westpac Banking Corporation

The date of this prospectus supplement is November 13, 2024.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the Notes. The second part is the accompanying prospectus. The accompanying prospectus is part of a registration statement that we filed with the SEC using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell debt securities in one or more offerings. The accompanying prospectus contains a description of our debt securities and gives more general information, some of which may not apply to the Notes.
This prospectus supplement, and/or the information incorporated by reference in this prospectus supplement, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement, and/or the information incorporated by reference from a report or other document filed with the SEC after the date of the accompanying prospectus, is inconsistent with the accompanying prospectus, this prospectus supplement, or such information incorporated by reference, will supersede the information in the accompanying prospectus.
It is important that you read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” on page S-56 of this prospectus supplement.
Unless otherwise specified, all references in this prospectus supplement to: (a) “U.S. dollars,” “dollars,” “U.S. $” and “$” are to the lawful currency of the United States and (b) “euro” and “€” are to the lawful currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. Except as otherwise specified or as the context may otherwise require, references in this prospectus supplement to “we,” “us” and “our” refer to Otis Worldwide Corporation, a Delaware corporation, and its subsidiaries, including the Issuer. Except as otherwise specified or as the context may otherwise require, references in this prospectus supplement to “Otis” refer to Otis Worldwide Corporation, a Delaware corporation, and not to any of its subsidiaries. Except as otherwise specified or as the context may otherwise require, references in this prospectus supplement to “Highland” and the “Issuer” refer to Highland Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) and indirect subsidiary of Otis, incorporated on August 16, 2019 under the laws of Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B237108.
We have authorized only the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. We are not, and the underwriters are not, making an offer of these Notes in any jurisdiction where the offer or sale of these Notes is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates.
NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA
PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a “retail investor” means a person who is one (or more) of: (a) a retail client as defined in paragraph (11) of Article 4(1) of Directive 2014/65/EU of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments (as amended, “MiFID II”); or (b) a customer within the meaning of Directive (EU) 2016/97 of the European Parliament and of the Council of 20 January, 2016 on insurance distribution, where that customer would not qualify as a professional client as defined in paragraph (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 of the European Parliament and of the Council of 26 November 2014 on key information documents for packaged retail and insurance-based investment products (as amended, the “PRIIPs Regulation”), for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member States of the EEA will be made pursuant to an exemption under Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are
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offered to the public or admitted to trading on a regulated (as amended, the “EU Prospectus Regulation”) from the requirement to publish a prospectus for the offer of the Notes. This document is not a prospectus for the purpose of the EU Prospectus Regulation.
MIFID II product governance/Professional investors and ECPs only target market – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (a) the target market for the Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (b) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
NOTICE TO INVESTORS IN THE UNITED KINGDOM
This prospectus supplement and the accompanying prospectus and any other material in relation to the Notes is only being distributed to and is only directed at persons in the United Kingdom (“UK”) who are (a) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “FSMA”), (b) high-net-worth entities or other persons falling within Articles 43(2), 49(2)(a) to (d) of the FSMA, or (c) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “relevant persons.” The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or their contents. The Notes are not being offered to the public in the UK.
PROHIBITION OF SALES TO UK RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (a) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (b) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
UK MIFIR product governance/Professional investors and ECPs only target market – Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (a) the target market for the Notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018; and (b) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.
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NOTICE TO INVESTORS IN LUXEMBOURG
This prospectus supplement and accompanying prospectus have not been approved by and will not be submitted for approval to the CSSF for purposes of an offer or sale of the Notes to the public in Luxembourg. Accordingly, the Notes may not be offered or sold to the public in Luxembourg, directly or indirectly, and neither this prospectus supplement and the accompanying prospectus, nor any other offering circular, prospectus, form of application, advertisement or other material related to such offer may be distributed, or otherwise be made available in or from, or published in, Luxembourg, except in circumstances where the offer benefits from an exemption to or constitutes a transaction otherwise not subject to the requirement to publish a prospectus for the purpose of the Luxembourg law dated 16 July 2019 on prospectuses for securities, as amended from time to time and the EU Prospectus Regulation.
For the purposes of this paragraph, “offer or sale of the Notes to the public” means a communication to persons in any form and by any means, presenting sufficient information on the terms of the offer and the Notes, so as to enable an investor to decide to purchase or subscribe for the Notes.
STABILIZATION
IN CONNECTION WITH THIS OFFERING, J.P. MORGAN SECURITIES PLC (IN THIS CAPACITY, THE “STABILIZING MANAGER”) (OR ANY PERSON ACTING ON BEHALF OF THE STABILIZING MANAGER) MAY OVER-ALLOT OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. THIS STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES.
ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES. SEE “UNDERWRITING (CONFLICT OF INTEREST).”
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Prospectus Supplement
Prospectus
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SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and may not contain all the information you need in making your investment decision. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the “Risk Factors” sections contained in this prospectus supplement and the accompanying prospectus, the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2023, and the consolidated financial statements and the related notes incorporated by reference herein.
Otis Worldwide Corporation
Otis is the world’s leading elevator and escalator manufacturing, installation and service company. Otis serves customers in over 200 countries and territories around the world. We have global scale and local focus, with over 1,400 branches and offices, and a direct physical presence in more than 70 countries.
Otis’ operations are organized into two segments: New Equipment and Service. Through the New Equipment segment, Otis designs, manufactures, sells and installs a wide range of passenger and freight elevators as well as escalators and moving walkways for residential, commercial and infrastructure projects. The Service segment provides maintenance and repair services, as well as modernization services to upgrade elevators and escalators.
Otis (New York Stock Exchange: OTIS) is a Delaware corporation and was incorporated on March 1, 2019 in connection with the separation and distribution (the “Separation”) of each of Otis and Carrier Global Corporation from United Technologies Corporation, subsequently renamed RTX Corporation, into separate independent publicly traded companies. The Separation occurred on April 3, 2020.
Otis’ principal executive offices are located at One Carrier Place, Farmington, Connecticut 06032, and its telephone number at that location is (860) 674-3000.
Highland Holdings S.à r.l.
Highland Holdings S.à r.l. (“Highland”) is a private limited liability company (société à responsabilité limitée) incorporated on August 16, 2019 under the laws of Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B237108. Highland’s registered office is at 6, rue Jean Monnet, L-2180 Luxembourg, Luxembourg and its telephone number is +352-427-171-3154.
All of the outstanding shares of Highland are owned indirectly by Otis.
Highland’s principal purposes, as specified in its governing documents, may be summarized as follows: the direct and indirect acquisition, holding, development and management of certain of Otis’ Luxembourg and/or foreign entities. This includes the provision of financial assistance to the entities in which Highland holds interests, such as making loans and guaranteeing debt or other securities; using its funds to invest in real estate, intellectual property rights or other assets; borrowing funds and issuing bonds or notes; and carrying out other commercial, industrial or financial activities it deems useful in or appropriate to its purposes. Highland also may hold any position as, and exercise the functions of, general partner, manager or director in any company with a registered office in Luxembourg that belongs to the same group of companies as Highland.
Highland has subsidiaries in multiple jurisdictions. For more information, see the “Guaranteed Securities: Summarized Financial Information” section of our Annual Report on Form 10-K for the year ended December 31, 2023, and Otis’ Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024, and September 30, 2024, incorporated by reference herein.

Dollar Notes Offering
On November 12, 2024, Otis sold $600 million aggregate principal amount of its 5.125% Notes due 2031, which notes are not guaranteed by us. The closing of the dollar notes offering is expected to take place on November 19, 2024. The closings of this offering and the dollar notes offering are not conditioned on each other. The dollar notes offering is being made by means of a separate prospectus supplement and not by means of this prospectus supplement. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the dollar notes offering. The proceeds of the dollar notes offering and this offering will be used to fund the repayment at maturity of the 2025 Notes, of which $1.3 billion principal amount is currently outstanding (with the remainder to fund the repayment of certain of Otis’ commercial paper borrowings and for other general corporate purposes).

The Offering
The summary below describes the principal terms of the Notes offered hereby. Certain of the terms and conditions described below are subject to important limitations and exceptions. You should carefully review the “Description of the Notes” section of this prospectus supplement, which contains a more detailed description of the terms and conditions of the Notes.
As used in this section, the terms “Highland,” “Issuer,” “us,” “we” and “our” refer only to the Issuer and any successor obligor and not to any of its subsidiaries. As used in this section, the term “Otis” refers only to Otis Worldwide Corporation and any successor obligor and not to any of its subsidiaries.
Issuer
Highland Holdings S.à r.l. (the “Issuer”).
Guarantor
Otis Worldwide Corporation
Securities Offered
€850,000,000 aggregate principal amount of 2.875% Notes due 2027.
Interest
Interest on the Notes will accrue at a rate of 2.875% per annum and will be payable on November 19 of each year, beginning on November 19, 2025.
Maturity Date
The Notes will mature on November 19, 2027.
Guarantee
Otis will fully and unconditionally guarantee to each holder of the Notes and to the Trustee (as defined below) the full and punctual payment when due, whether at stated maturity, by acceleration, by redemption or otherwise, of all obligations of Highland under the Indenture and the Notes, whether for payment of principal of, or interest on or premium, if any, on, the Notes and all other monetary obligations of Highland under the Indenture and the Notes (Otis’ guarantee of the Notes, the “Parent Guarantee”). The Notes will not be guaranteed by any of Otis’ or the Issuer’s subsidiaries. See “Description of the Notes—Guarantee.”
Currency of Payment
Payments of principal, interest and Additional Amounts, if any, in respect of the Notes or the Parent Guarantee, as applicable, will be payable in euros. If the euro is unavailable to the Issuer or Otis due to the imposition of exchange controls or other circumstances beyond the Issuer’s or Otis’ control, then all payments in respect of the Notes or Parent Guarantee, as applicable, will be made in U.S. dollars until the euro is again available to the Issuer or Otis or so used. See “Description of the Notes—Issuance in Euro.”
Optional Redemption
At any time, and from time to time, prior to the Par Call Date (as defined in “Description of the Notes—Optional Redemption”), the Issuer may redeem the Notes, in whole or in part, at the redemption price described in “Description of the Notes—Optional Redemption.”
At any time on or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, on the principal amount of Notes being redeemed to, but excluding, the redemption date.
Redemption for Tax Reasons
We may redeem the Notes at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with any accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date, at any time, in the event of certain changes affecting the tax laws of Luxembourg, the United States or another relevant taxing jurisdiction as described under “Description of the Notes—Redemption for Tax Reasons.”
Additional Amounts
Subject to certain exceptions and limitations, we will pay to certain beneficial owners of Notes Additional Amounts (as defined in “Description of the Notes—Additional Amounts”) in the event that withholding or deduction for certain taxes is required under the laws of Luxembourg, the United States or another relevant taxing jurisdiction with respect to payments on the Notes, as described under “Description of the Notes—Additional Amounts.” Any such Additional Amounts on the Notes will be paid in euros.
Ranking
The Notes will be the Issuer’s unsecured, unsubordinated obligations, and will:
•	rank equally in right of payment with all of the Issuer’s existing and future unsecured and unsubordinated indebtedness, liabilities and other obligations;
•	rank senior in right of payment to all of the Issuer’s future indebtedness that is subordinated to the Notes;
•	be effectively subordinated in right of payment to all of the Issuer’s future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and
•	be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of the Issuer’s subsidiaries.
The Parent Guarantee will be Otis’ unsecured, unsubordinated obligation, and will:
•	rank equally in right of payment with all of Otis’ existing and future unsecured and unsubordinated indebtedness, liabilities and other obligations;

•	rank senior in right of payment to all of Otis’ future indebtedness that is subordinated to the Parent Guarantee;
•	be effectively subordinated in right of payment to all of Otis’ future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and
•
be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of Otis’ subsidiaries (other than, by virtue of the Issuer’s obligations as issuer of the Notes, the Issuer).

Use of Proceeds
Otis and the Issuer intend to use the net proceeds from this offering, together with the net proceeds from the dollar notes offering, to fund the repayment at maturity of the 2025 Notes, of which $1.3 billion principal amount is currently outstanding. Otis and the Issuer intend to use the remainder of the proceeds to fund the repayment of certain of Otis’ commercial paper borrowings and for other general corporate purposes. See “Use of Proceeds.”
Change of Control
Upon the occurrence of a Change of Control Triggering Event, unless the Issuer has exercised its right to redeem the Notes by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with the Indenture, each holder of the Notes will have the right to require the Issuer to purchase all or a portion of such holder’s Notes pursuant to an offer as described in “Description of the Notes—Offer to Purchase Upon Change of Control Triggering Event,” at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the Change of Control Payment Date. See “Description of the Notes—Offer to Purchase Upon Change of Control Triggering Event.”
Certain Covenants
The Indenture includes covenants that, among other things, limit Otis’ ability and the ability of Otis’ Wholly-Owned Domestic Manufacturing Subsidiaries to create, incur, issue or assume any indebtedness secured by any mortgage, lien, encumbrance, or security interest on any Principal Properties and to enter into sale and leaseback transactions (in each case, as defined in “Description of the Notes”) with respect to Principal Properties and limit Otis’ and the Issuer’s ability to consolidate with or merge into any other person or convey, transfer, or lease all or substantially all of the Issuer’s or Otis’ properties and assets to any person. These covenants are subject to a number of important qualifications and limitations. See “Description of the Notes.”

Trustee and Securities Registrar
The Bank of New York Mellon Trust Company, N.A.
Paying Agent
The Bank of New York Mellon, London Branch
Denomination and Form
We will issue the Notes in the form of one or more Global Notes (as defined in “Description of the Notes—Book-Entry, Delivery and Form”) registered in the name of a nominee of, and deposited with, a common depositary for Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”).
Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in Clearstream or Euroclear. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive Notes in definitive form and will not be considered holders of Notes under the Indenture.
The Notes will be issued in minimum denominations of €100,000 and any integral multiple of €1,000 in excess thereof.
Listing and Trading
The Notes constitute a new issue of securities for which there is no established trading market. We have applied to list the Notes on the NYSE. Neither we nor Otis has an obligation to maintain such listing, and we may delist the Notes at any time. Neither we nor Otis can provide you with any assurance regarding the liquidity of any trading market for the Notes that develops, the ability of holders of the Notes to sell their Notes or the prices at which holders may be able to sell their Notes.
Risk Factors
In deciding whether to purchase the Notes, you should carefully consider the information set forth herein under “Risk Factors” on page S-8 of this prospectus supplement, and “Risk Factors” in Otis’ Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein, before making an investment decision.
Conflict of Interest
To the extent that any of the underwriters or their respective affiliates own any of the 2025 Notes and/or hold any other outstanding debt, they may receive a portion of the net proceeds from this offering used to retire such debt. See “Underwriting (Conflict of Interest)—Conflict of Interest.”
Dollar Notes Offering
On November 12, 2024, Otis sold $600 million aggregate principal amount of its 5.125% Notes due 2031, for aggregate proceeds to Otis of $594.5 million, after deducting the underwriting discount and estimated offering expenses payable by Otis.

The closing of the dollar notes offering is expected to take place on November 19, 2024. The closings of this offering and the dollar notes offering are not conditioned on each other.
The dollar note offering is being made by means of a separate prospectus supplement and not by means of this prospectus supplement.
Governing Law
The Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York. The provisions of articles 470-1 to 470-19 of the Luxembourg act dated 10 August 1915 on commercial companies, as amended (the “Luxembourg Companies Act 1915”) are not applicable to the Notes. No holder of any Notes may initiate proceedings against the Issuer based on article 470-21 of the Luxembourg Companies Act 1915.

RISK FACTORS
An investment in the Notes involves risks. You should carefully consider the risks and uncertainties described in this prospectus supplement and the accompanying prospectus, including the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference in this prospectus supplement and in the accompanying prospectus, such as the risk factors under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein and is on file with the SEC, before you make an investment decision pursuant to this prospectus supplement and the accompanying prospectus. Otis’ and its subsidiaries’ business, financial condition, operating results and cash flows can be impacted by the factors set forth below and in such documents and reports. In this “Risk Factors” section, “Otis,” refers to Otis Worldwide Corporation and any successor obligor and not to any of its subsidiaries, the “Issuer” or “Highland,” refers to Highland Holdings S.à r.l. and any successor obligor and not to any of its subsidiaries, and references to “we,” “us” or “our” refers to Otis and its subsidiaries, including the Issuer.
Risks Related to the Notes
In addition to the indebtedness that will be issued in this offering, Otis and its subsidiaries have significant outstanding indebtedness, including outstanding notes, commercial paper, and significant unused borrowing capacity under the Revolving Credit Facility (as defined below). We may incur additional debt in the future. The terms of the Revolving Credit Facility, the Indenture and the Highland Indenture, and the terms of any future indebtedness, may restrict the activities of Otis and its subsidiaries.
Otis and its subsidiaries have outstanding debt and other financial obligations and significant unused borrowing capacity under its Revolving Credit Facility. Our debt may increase as a result of this offering. See “Capitalization.”
As of September 30, 2024, Otis and its subsidiaries had approximately $7.26 billion of outstanding indebtedness, including short-term borrowings, consisting of (i) $5.55 billion principal amount of U.S. dollar denominated unsecured, unsubordinated long-term notes in six series with maturity dates ranging from 2025 to 2050 issued pursuant to the Indenture, dated as of February 27, 2020, between Otis and The Bank of New York Mellon Trust Company, N.A. (as amended or supplemented from time to time, the “Otis Indenture”), (ii) ¥21.5 billion principal amount of Japanese Yen denominated (approximately $149 million as of September 30, 2024), unsecured, unsubordinated five-year notes due March 2026 issued pursuant to the Indenture, (iii) €1.1 billion principal amount of Euro denominated (approximately $1.2 billion as of September 30, 2024), unsecured, unsubordinated notes issued pursuant to the Indenture, dated as of November 12, 2021, among Highland, as issuer, Otis, as guarantor, and The Bank of New York Mellon Trust Company, N.A. (as amended or supplemented from time to time, the “Indenture”) and (iv) $316 million in borrowings outstanding under Otis’ and its subsidiaries’ $1.5 billion unsecured, unsubordinated commercial paper programs. As of September 30, 2024, there were no borrowings outstanding under the credit agreement providing for a $1.5 billion unsecured, unsubordinated five-year revolving credit facility (as amended or supplemented from time to time, the “Revolving Credit Facility”).
The Revolving Credit Facility, the Otis Indenture and the Indenture impose restrictions on Otis and certain subsidiaries, including certain restrictions customary for financings of these types that, among other things, limit the ability to incur additional liens, to make certain fundamental changes and to enter into sale and leaseback transactions. In addition, the Revolving Credit Facility requires Otis to comply with a maximum consolidated total net debt to EBITDA leverage ratio. The Revolving Credit Facility, the Otis Indenture and the Indenture contain events of default customary for financings of these types.
The ability of Otis and its subsidiaries, as applicable, to comply with such restrictions and covenants may be affected by events beyond their control. If Otis or its subsidiaries, as applicable, breaches any of these restrictions or covenants and does not obtain a waiver from the lenders or holders, as applicable, then, subject to the applicable cure periods and conditions, any outstanding indebtedness under the Revolving Credit Facility, the Otis Indenture or the Indenture, as applicable, could be declared immediately due and payable. Otis and its subsidiaries may incur significantly more indebtedness in the future by drawing under the Revolving Credit Facility or otherwise.

The Indenture does not limit Otis’ and Otis’ subsidiaries’ indebtedness, prevent dividends or generally prevent highly leveraged transactions, and there are no financial covenants in the Indenture. As a result, Otis and its subsidiaries, including Highland, may incur additional debt, which could increase the risks associated with Otis’ and Highland’s debt.
Neither Otis nor any of Otis’ subsidiaries is restricted from incurring additional unsecured debt or other liabilities, including additional unsubordinated debt, under the Indenture. If Highland incurs additional debt or liabilities, its ability to pay its obligations on the Notes could be adversely affected. If Otis incurs additional debt or liabilities, Otis’ ability to pay its obligations on the Parent Guarantee could be adversely affected. Otis and its subsidiaries expect that they will from time to time incur additional debt and other liabilities. In addition, Otis and its subsidiaries are not restricted under the Indenture from paying dividends or issuing or repurchasing their respective securities. Otis paid cash dividends of $0.39 per share on September 6, 2024, $0.39 per share on June 7, 2024 and $0.34 per share on March 8, 2024, and expects to pay quarterly dividends in the future.
As of September 30, 2024, Otis was authorized by its Board of Directors to purchase up to $2.0 billion of common stock under a share repurchase program, of which approximately $400 million was remaining at such time. Under this program, shares may be purchased on the open market, in privately negotiated transactions, under accelerated share repurchase programs or under plans complying with rules 10b5-1 and 10b-18 under the Securities Exchange Act of 1934, as amended.
There are no financial covenants in the Indenture. Except for the covenants described in “Description of the Notes,” there are no covenants or any other provisions in the Indenture that may afford you protection in the event of a highly leveraged transaction, including one that may or may not result in a change of control of Otis or its subsidiaries.
Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, unless the Issuer exercised its right to redeem the Notes by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with the Indenture, each holder of the Notes will have the right to require the Issuer to purchase the Notes as described under “Description of the Notes—Offer to Purchase Upon Change of Control Triggering Event.” However, the Change of Control Triggering Event provisions will not afford you protection in the event of certain highly leveraged transactions that may adversely affect you. For example, any leveraged recapitalization, refinancing, restructuring or acquisition initiated by Otis generally will not constitute a Change of Control that would potentially lead to a Change of Control Triggering Event. As a result, Otis could enter into any such transaction even though the transaction could increase the total amount of its outstanding indebtedness, adversely affect its capital structure or credit rating or otherwise adversely affect the holders of the Notes. If any such transaction were to occur, the value of the Notes could decline.
Servicing Otis’ and Highland’s indebtedness requires a significant amount of cash and Otis and Highland may not generate sufficient cash flow from their businesses to pay such substantial indebtedness.
As of September 30, 2024, Otis and its subsidiaries had $6.9 billion in aggregate principal amount of outstanding long-term debt ($1.3 billion of which is current). As of September 30, 2024, Highland had €1.1 billion in aggregate principal amount of Euro denominated (approximately $1.2 billion as of September 30, 2024) outstanding long-term debt. As of September 30, 2024, Otis and its subsidiaries had $367 million in aggregate principal amount of outstanding short-term debt.
Otis’ and Highland’s ability to make scheduled payments of the principal of, to pay interest on or to refinance their indebtedness, including the Notes, depends on their future performance, which is subject to economic, financial, competitive and regulatory factors, as well as other factors beyond their control. Their cash flow from operations in the future may be insufficient to service Otis’ and Highland’s indebtedness because of factors beyond their control. If Otis and Highland are unable to generate the necessary cash flow, Otis and Highland may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Otis’ and Highland’s ability to refinance their indebtedness will depend on the capital markets and their financial condition at such time. Otis and Highland may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on Otis’ or Highland’s debt obligations.
The Issuer may not have sufficient cash to purchase the Notes upon a Change of Control Triggering Event.
As described under “Description of the Notes—Offer to Purchase Upon Change of Control Triggering Event,” the Issuer will be required to offer to purchase all of the Notes upon the occurrence of a Change of

Control Triggering Event. The Issuer may not, however, have sufficient cash at that time or have the ability to arrange necessary financing on acceptable terms to purchase the Notes under such circumstances. In addition, the Issuer’s ability to purchase the Notes for cash may be limited by law or the terms of other agreements relating to its debt outstanding at the time. If the Issuer were unable to purchase the Notes upon the occurrence of a Change of Control Triggering Event, it would result in an event of default under the Notes.
An increase in market interest rates could result in a decrease in the relative value of the Notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium over market interest rates, if any, will decline. The condition of the financial markets and prevailing interest rates have fluctuated in the past, increasing significantly in recent years, and are likely to fluctuate in the future. Consequently, if you purchase the Notes and market interest rates increase, the market value of your Notes may decline. Otis and Highland cannot predict the future level of market interest rates.
Changes in Otis’ credit ratings or those assigned to the Notes may adversely affect the value of the Notes.
Any ratings assigned to the Notes could be lowered, suspended or withdrawn entirely by the rating agencies if, in each rating agency’s judgment, circumstances warrant. Actual or anticipated changes or downgrades in Otis’ credit ratings or those assigned to the Notes, including any announcement that Otis’ ratings are under further review for a downgrade, could affect the market value of the Notes.
You may not be able to sell your Notes if an active trading market for the Notes does not develop.
The Notes constitute a new issue of securities, for which there is no existing trading market. Although Highland and Otis intend to have the Notes listed on the NYSE, neither the Issuer nor Otis can assure you that the Notes will be listed or remain listed. Neither the Issuer nor Otis has an obligation to maintain such listing, and the Issuer may delist the Notes at any time. The underwriters have advised us that they currently intend to make a market in the Notes. However, the underwriters are not obligated to do so, and any market-making with respect to the Notes may be discontinued. If an active trading market does not develop or is not maintained, you may find it difficult or impossible to resell the Notes. Further, there can be no assurance as to the liquidity of any market that may develop for the Notes, your ability to sell such Notes or the price at which you will be able to sell the Notes. Future trading prices of the Notes will depend on many factors, including prevailing interest rates, the Issuer’s and Otis’ financial condition and results of operations, the then-current ratings assigned to the Notes and the markets for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:
•	Otis’ and the Notes’ credit ratings with major credit rating agencies;
•	the prevailing interest rates being paid by other companies similar to Otis and its subsidiaries;
•	Otis’ and the Issuer’s financial condition, financial performance, operating results, cash flows and future prospects; and
•	the overall condition of the financial markets.
The Otis Board of Directors has broad discretion to determine that a property is not a Principal Property and therefore not subject to certain covenants in the Indenture.
The Indenture includes covenants that, among other things, limit Otis’ ability and the ability of its Wholly-Owned Domestic Manufacturing Subsidiaries to create, incur, issue or assume any indebtedness secured by any mortgage, lien, encumbrance or security interest on and enter into sale and leaseback transactions with respect to Principal Properties, subject to certain important qualifications and limitations. The Indenture provides that a Principal Property means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, owned or leased by Otis or any of its Wholly-Owned Domestic Manufacturing Subsidiaries and located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date the determination as to whether a property is a Principal Property is being made, is an amount which exceeds 1% of the consolidated net total assets of Otis and its consolidated subsidiaries, subject to certain exceptions. Under the terms of the Indenture, the Otis Board of Directors may determine from time to time after the issuance of the Notes that any such property is not a Principal Property, and, therefore, such property is not subject to the covenants in the Indenture.

The Notes will be guaranteed by Otis, but will not be guaranteed by any of the Issuer’s or Otis’ subsidiaries, and the Notes and the Parent Guarantee will be structurally subordinated to any existing or future preferred stock, indebtedness, guarantees and other liabilities of the Issuer’s and Otis’ subsidiaries, respectively (other than, by virtue of the Issuer’s obligations as issuer of the Notes, the Issuer in the case of the Otis’ subsidiaries).
The Notes will be guaranteed by Otis, but will not be guaranteed by any of Otis’ or the Issuer’s subsidiaries. The Parent Guarantee will be an obligation exclusively of Otis. As a result, the Notes and the Parent Guarantee will be structurally subordinated to existing or future preferred stock, indebtedness, guarantees and other liabilities, including trade payables, of the Issuer’s and Otis’ subsidiaries, respectively (other than, by virtue of the Issuer’s obligations as issuer of the Notes, the Issuer in the case of the Parent Guarantee). The Indenture will not restrict Otis or its subsidiaries (including the Issuer) from incurring substantial additional indebtedness in the future.
As of September 30, 2024, Otis’ subsidiaries had $51 million of outstanding short-term indebtedness and €1.1 billion (approximately $1.2 billion as of September 30, 2024) of outstanding long-term indebtedness.
Otis’ subsidiaries are separate and distinct legal entities from Otis, the Issuer’s subsidiaries are separate and district legal entities from the Issuer, and such subsidiaries have no obligation to pay any amounts due on the Notes or the Parent Guarantee or to provide the Issuer or Otis with funds to meet the respective payment obligations on the Notes or the Parent Guarantee (other than, by virtue of the Issuer’s obligations as issuer of the Notes, the Issuer in the case of the Parent Guarantee). Any payment of dividends, loans or advances by Otis’ or the Issuer’s subsidiaries could be subject to statutory or contractual restrictions and will be contingent upon the subsidiaries’ earnings and business considerations. The Issuer’s right to receive any assets of any of its subsidiaries and Otis’ right to receive any assets of any of its subsidiaries upon their bankruptcy, liquidation, or similar reorganization, and, therefore, the rights of the holders of the Notes and the Parent Guarantee to participate in those assets, will be structurally subordinated to the claims of such subsidiaries’ creditors, including trade creditors, and all existing and future indebtedness and other liabilities of such subsidiaries (other than, by virtue of the Issuer’s obligations as issuer of the Notes, the Issuer in the case of the Parent Guarantee).
The Issuer may choose to redeem the Notes prior to maturity.
The Issuer may redeem some or all of the Notes at any time and from time to time. See “Description of the Notes—Optional Redemption” and “Description of the Notes—Redemption for Tax Reasons.” Although the Notes contain provisions designed to compensate you for the lost value of such Notes if the Issuer redeems some or all of such Notes prior to the Par Call Date, such provisions only approximate this lost value and may not adequately compensate you. Furthermore, depending on prevailing interest rates at the time of any such redemption, you may not be able to reinvest the redemption proceeds in a comparable security (including with comparable ratings) at an interest rate as high as the interest rate of the Notes being redeemed or at an interest rate that would otherwise compensate you for any lost value as a result of any redemption of Notes.
Otis’ credit ratings may not reflect all risks of your investment in the Notes.
Any credit ratings assigned or that will be assigned to the Notes are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant.
Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in Otis’ credit ratings, including any announcement that Otis’ ratings are under further review for a downgrade, could affect the market value of the Notes and increase Otis and its subsidiaries corporate borrowing costs.
Luxembourg bankruptcy laws may be different than U.S. and other bankruptcy and insolvency laws.
As a company incorporated and existing under the laws of Luxembourg and with its registered office in Luxembourg, the Issuer is subject to Luxembourg insolvency and bankruptcy laws in the event any insolvency proceedings are initiated against it. If the Issuer is unable to pay its indebtedness, including its obligations under the Notes, then the Issuer may become subject to bankruptcy or reorganization proceedings in Luxembourg.

Luxembourg bankruptcy law is significantly different from, and may be less favorable to creditors than, the bankruptcy law in effect in the United States and may make it more difficult for creditors to recover the amount they could expect to recover in liquidation under U.S. insolvency and bankruptcy rules.
Foreign Exchange and Other Risks Related to Euro Notes
Investing in the Notes entails significant risks not associated with a similar investment in a security denominated in the home currency.
All payments of interest, Additional Amounts (if any) and principal, including payments made upon any redemption of the Notes, will be made in euro. An investment in the Notes, which are denominated in, and all payments in respect of which are to be made in, a currency other than the currency of the country in which a purchaser is resident or the currency in which a purchaser conducts its business or activities (the “home currency”), entails significant risks that are not associated with a similar investment in a security denominated in the home currency. These risks include, without limitation, the possibility of significant changes in rates of exchange between the home currency and the euro, the possibility of the imposition or modification of foreign exchange controls with respect to the euro and tax consequences for you as a result of any foreign exchange gains resulting from an investment in the Notes. These risks generally depend on economic and political events over which Otis and Highland have no control. In recent years, rates of exchange for certain currencies have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in such rate that may occur during the term of the Notes. Depreciation of the euro against the relevant home currency could result in a decrease in the effective yield of such euro Note below its interest rate and, in certain circumstances, could result in a loss to the investor on a home currency basis. If you are a U.S. holder (as defined in “Material U.S. Federal Income Tax Considerations to U.S. Holders”), see “Material U.S. Federal Income Tax Considerations to U.S. Holders” for a summary of certain U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the Notes, related to the Notes being denominated in euro. This description of foreign currency risks does not describe all the risks of an investment in securities denominated in a currency other than the home currency. You should consult with your own financial and legal advisors as to the risks involved in an investment in the Notes.
The Notes and the Parent Guarantee permit Highland and Otis to make payments in U.S. dollars if they are unable to obtain euros.
If the euro is unavailable to Highland or Otis due to the imposition of exchange controls or other circumstances beyond Highland’s or Otis’ control, then all payments in respect of the Notes or Parent Guarantee, as applicable, will be made in U.S. dollars until the euro is again available to Highland or Otis or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day (as defined in “Description of the Notes”) prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then-most recent U.S. dollar/euro exchange rate published in the Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event the Wall Street Journal has not published such exchange rate, the rate will be determined by Otis in its sole discretion on the basis of the most recently available market exchange rate for euro. See “Description of the Notes—Issuance in Euro.” Any payment in respect of the Notes so made in U.S. dollars will not constitute an event of default under the Notes or the Indenture.
In a lawsuit for payment on the Notes or the Parent Guarantee, an investor may bear currency exchange risk.
The Indenture is and the Notes will be governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the Notes or the Parent Guarantee would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the Notes or the Parent Guarantee, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time. A federal court in New York presiding over a dispute arising in connection with the Notes or the Parent Guarantee may apply the foregoing New York law, or in certain circumstances, may render the judgment in U.S. dollars.

In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the Notes or the Parent Guarantee in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.
Trading in the clearing systems is subject to minimum denomination requirements.
The terms of the Notes provide that the Notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades, which could result in amounts being held in denominations smaller than the minimum denominations. If definitive Notes are required to be issued in relation to such Notes in accordance with the provisions of the relevant Global Notes, a holder who does not have the minimum denomination or any integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive Notes unless and until such time as its holding satisfies the minimum denomination requirement.
The Global Notes are held by or on behalf of Euroclear and Clearstream, and, therefore, holders of the Notes will have to rely on their procedures for transfer, payment and communication with us.
The Notes will be represented by the Global Notes, which will be held with a common depositary for Euroclear and Clearstream. Except in certain limited circumstances, holders of the Notes will not be entitled to receive certificated Notes in exchange for interests in the Global Notes. While the Notes are represented by the Global Notes, holders of the Notes will be able to trade their beneficial interests only through Euroclear and Clearstream. The Issuer will discharge its payment obligations under the Notes and Otis will discharge its payment obligations under the Parent Guarantee by making payments to or to the order of the common depositary for Euroclear and Clearstream for distribution to their accountholders. A holder of a beneficial interest in a Global Note must rely on the procedures of Euroclear and Clearstream to receive payments under the Notes. Otis and Highland have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the Global Notes. Holders of beneficial interests in the Global Notes will not have a direct right to vote in respect of the Notes. Instead, such holders will be permitted to act directly only to the extent that they are enabled in accordance with the procedures of Euroclear and Clearstream to appoint appropriate proxies. See “Description of the Notes—Book-Entry, Delivery and Form.”

CURRENCY CONVERSION
Payments of principal, interest and Additional Amounts, if any, in respect of the Notes or the Parent Guarantee, as applicable, will be payable in euros. If the euro is unavailable to Highland or Otis due to the imposition of exchange controls or other circumstances beyond Highland’s or Otis’ control, then all payments in respect of the Notes or the Parent Guarantee, as applicable, will be made in U.S. dollars until the euro is again available to Highland or Otis or so used. The amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then-most recent U.S. dollar/euro exchange rate published in the Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event the Wall Street Journal has not published such exchange rate, the rate will be determined by Otis in its sole discretion on the basis of the most recently available market exchange rate for euro. Any payment in respect of the Notes so made in U.S. dollars will not constitute an event of default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent will have any responsibility for any calculation or conversion in connection with the foregoing. See “Description of the Notes—Issuance in Euro.”
On November 8, 2024, the U.S. dollar/euro exchange rate was $1.0710 = €1.00, as announced by the U.S. Federal Reserve Board on November 12, 2024.
Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors—Foreign Exchange and Other Risks Related to Euro Notes.”

USE OF PROCEEDS
The Issuer anticipates it will receive approximately €842 million in net proceeds from the offering of the Notes, after deducting the underwriting discount and estimated expenses of the offering payable by us.
On November 12, 2024, Otis sold $600 million aggregate principal amount of its 5.125% Notes due 2031, for aggregate proceeds to Otis of $594.5 million, after deducting the underwriting discount and estimated offering expenses payable by Otis. The closing of the dollar notes offering is expected to take place on November 19, 2024. The closings of this offering and the dollar notes offering are not conditioned on each other.
The Issuer and Otis intend to use the net proceeds from this offering, together with the net proceeds from the dollar notes offering, to fund the repayment at maturity of the 2025 Notes, of which $1.3 billion principal amount is currently outstanding. The Issuer and Otis intend to use the remainder of the proceeds to fund the repayment of certain of Otis’ commercial paper borrowings and for other general corporate purposes. To the extent that any of the underwriters or their respective affiliates own any of the 2025 Notes and/or hold any other outstanding debt, they may receive a portion of the net proceeds from this offering used to retire such debt. See “Underwriting (Conflict of Interest)—Conflict of Interest.”

CAPITALIZATION
The following table sets forth our consolidated short-term borrowings and total long-term debt as of September 30, 2024, including on an as-adjusted basis to give effect to this offering, the dollar notes offering and the use of proceeds thereof. This table should be read in conjunction with the consolidated financial statements and the notes related thereto, and the financial and operating data, incorporated by reference in this prospectus supplement and the accompanying prospectus.

Short-term borrowings:	As of September 30, 2024
(dollars in millions)	Actual	As Adjusted
Commercial paper	$316	$ 116
Other borrowings	51	51
Total short-term borrowings	$367	$167

Long-term borrowings:	As of September 30, 2024
(dollars in millions)	Actual	As Adjusted
Notes offered hereby (€850 million principal value)	$—	$910[1]
2.056% Notes due 2025	1,300	—
0.37% Notes due 2026 (¥21.5 billion principal value)	149	149
0.318% Notes due 2026 (€600 million principal value)	672	672
2.293% Notes due 2027	500	500
5.250% Notes due 2028	750	750
2.565% Notes due 2030	1,500	1,500
0.934% Notes due 2031 (€500 million principal value)	560	560
5.125% Notes due 2031	—	600
3.112% Notes due 2040	750	750
3.362% Notes due 2050	750	750
Other (including finance leases)	3	3
Total principal long-term debt	6,934	7,144
Other (discounts and debt issuance costs)	(38)	(50)
Total long-term debt	6,896	7,094
Less: current portion	1,300	—
Long-term debt, net of current portion	$5,596	$7,094

1.	Based on the U.S. dollar/euro exchange rate of $1.0710 = €1.00 on November 8, 2024, as reported by the U.S. Federal Reserve on November 12, 2024.

DESCRIPTION OF THE NOTES
The Notes will be issued under that certain indenture, dated as of November 12, 2021, among Highland Holdings S.à r.l., as issuer (“Issuer”), Otis Worldwide Corporation, as guarantor (“Otis”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a supplemental indenture relating to the Notes (the indenture, as so supplemented, the “Indenture”). The following summary of certain provisions of the Indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture and the Notes. The base indenture has been filed with the SEC as an exhibit to the registration statement and the supplemental indenture relating to the Notes will be filed with the SEC promptly after the settlement. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and you should refer to the Trust Indenture Act for provisions that apply to the Notes and the Parent Guarantee. For more information on how you can obtain a copy of the Indenture and the supplemental indenture, see “Where You Can Find More Information.” In this “Description of the Notes” section, when we refer to the “Issuer,” “Highland,” “we,” “our,” or “us,” we refer to Highland Holdings S.à r.l. and any successor obligor and not to Otis or any of its other subsidiaries. In this “Description of the Notes” section, when we refer to “Otis,” we refer to Otis Worldwide Corporation and any successor obligor and not to any subsidiaries of Otis.
General
We are issuing €850,000,000 in aggregate principal amount of the Notes. The Notes will mature on November 19, 2027, and will bear interest at a rate of 2.875% per annum.
We will issue the Notes only in fully registered form, without coupons, in minimum denominations of €100,000 and any integral multiple of €1,000 in excess thereof. We will issue the Notes in the form of one or more Global Notes (as defined in “—Book-Entry, Delivery and Form”) registered in the name of a nominee of, and deposited with, a common depositary for Clearstream and Euroclear. See “Book-Entry, Delivery and Form.”
The Notes are not subject to any sinking fund or mandatory redemption provisions.
The Place of Payment for the Notes will be the office of the Paying Agent maintained for that purpose in the City of London, initially the corporate trust office of the Paying Agent, located at 160 Queen Victoria Street, London, EC4V 4LA, United Kingdom. The place where notices and demand to or upon the Issuer or Otis in respect of the Notes and the Indenture may be served will be the principal corporate trust office of the Trustee in the City of Houston, Texas. All notices and communications to be given to the holders and all payments to be made to holders under the Notes will be given or made only to the registered holders (which will be Euroclear, Clearstream or a nominee, in the case of a Global Note).
Issuance in Euro
Payments of principal, interest and Additional Amounts, if any, in respect of the Notes or the Parent Guarantee, as applicable, will be payable in euros. If the euro is unavailable to the Issuer or Otis due to the imposition of exchange controls or other circumstances beyond the Issuer’s or Otis’ control, then all payments in respect of the Notes or the Parent Guarantee, as applicable, will be made in U.S. dollars until the euro is again available to the Issuer or Otis or so used. The amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then-most recent U.S. dollar/euro exchange rate published in the Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event the Wall Street Journal has not published such exchange rate, the rate will be determined by Otis in its sole discretion on the basis of the most recently available market exchange rate for euro. Any payment in respect of the Notes so made in U.S. dollars will not constitute an event of default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent will have any responsibility for any calculation or conversion in connection with the foregoing.
Investors will be subject to foreign exchange risks as to payments of principal, interest and Additional Amounts, if any, that may have important economic and tax consequences to them. See “Risk Factors—Foreign Exchange and Other Risk Related to Euro Notes—Investing in the Notes entails significant risks not associated with a similar investment in a security denominated in the home currency.”

Interest on the Notes
The Notes will bear interest at the applicable annual rate described above under the heading “—General” and will accrue interest from the date of original issuance or from the most recent date to which interest has been paid or duly provided for.
Interest will be payable on the Notes annually in arrears on the date set forth in this paragraph and on the Maturity, to the persons in whose names such Notes are registered on the relevant Record Date; provided that interest payable at the Maturity will be payable to the persons to whom the principal of such Notes is payable. Interest on the Notes will be payable on November 19 of each year, beginning November 19, 2025. If the date on which a payment of interest or principal on the Notes is scheduled to be paid is not a Business Day, then the interest or principal payable on that date will be paid on the next succeeding Business Day, and no further interest will accrue as a result of such delay. Interest on the Notes shall be computed on the basis of the actual number of days in the period for which interest is being calculated, and including the last date on which interest was paid or duly provided for in the Notes (or from the issue date, if no interest has been paid on the Notes), but excluding the next following interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA), as defined in the rulebook of the International Capital Markets Association. The amount of interest payable for any period shorter than a full monthly period will be computed on the basis of the actual number of calendar days elapsed in such a period.
Guarantee
Otis will fully and unconditionally guarantee to each holder of the Notes and to the Trustee the full and punctual payment when due, whether at stated maturity, by acceleration, by redemption or otherwise, of all obligations of Highland under the Indenture and the Notes, whether for payment of principal of, or interest on or premium, if any, on, the Notes and all other monetary obligations of Highland under the Indenture and the Notes (Otis’ guarantee, the “Parent Guarantee”). The Notes will not be guaranteed by any of Otis’ or the Issuer’s subsidiaries. The Parent Guarantee will be set forth in the Indenture.
Otis’ guarantee of the Notes shall be automatically released and discharged upon (a) the exercise by the Issuer of its legal defeasance option or (b) the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture.
Ranking
The Notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, liabilities and other obligations and senior in right of payment to all of our future indebtedness that is subordinated to the Notes. The Notes will be effectively subordinated in right of payment to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated in right of payment to any existing and future indebtedness, liabilities and other obligations of our subsidiaries.
The Parent Guarantee will be Otis’ unsecured and unsubordinated obligation and will rank equally in right of payment with all of Otis’ existing and future unsecured and unsubordinated indebtedness, liabilities and other obligations and senior in right of payment to all of Otis’ future indebtedness that is subordinated to the Parent Guarantee. The Parent Guarantee will be effectively subordinated in right of payment to any of Otis’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated in right of payment to any existing and future indebtedness, liabilities and other obligations of Otis’ subsidiaries (other than, by virtue of the Issuer’s obligations as issuer of the Notes, the Issuer).
Optional Redemption
At any time, and from time to time, prior to October 19, 2027 (one month prior to the stated maturity of the Notes) (the “Par Call Date”), we may redeem the Notes, in whole or in part, at a redemption price equal to the greater of:
•	100% of the principal amount of the Notes to be redeemed, and
•
the sum of the Remaining Scheduled Payments of the Notes to be redeemed from the redemption date to the Par Call Date discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate plus 15 basis points, plus, in each case, accrued and unpaid interest, if any, on the principal amount of the Notes being redeemed to, but excluding, the redemption date. Neither the Trustee nor the Paying Agent shall have any obligation to calculate the Comparable Government Bond Rate or redemption price in connection with any redemption of the Notes.
At any time on or after the Par Call Date, we may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, on the principal amount of the Notes being redeemed to, but excluding, the redemption date (each such redemption, a “Par Call”).
Notice of redemption shall be mailed or otherwise delivered in accordance with the applicable procedures of the depository not less than 10 days nor more than 60 days prior to the redemption date to each registered holder of the Notes to be redeemed.
If a redemption date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the person in whose name the Note is registered at the close of business on such Record Date, and no additional interest will be payable to holders whose Notes are subject to redemption by the Issuer.
Any notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent with respect to completion of a corporate transaction (including, but not limited to, any merger, acquisition, disposition, asset sale or corporate restructuring or reorganization) or financing (including, but not limited to, any incurrence of indebtedness (or entering into a commitment with respect thereto), sale and leaseback transaction, issuance of securities, equity offering or contribution, liability management transaction or other capital raise) and may be given prior to the completion thereof. If a redemption is subject to satisfaction of one or more conditions precedent, the notice shall describe each condition, and the notice may be rescinded in the event that any or all of the conditions shall not have been satisfied by the redemption date. Any notice of redemption may provide that payment of the redemption price and the Issuer’s obligations with respect to the redemption may be performed by another person.
Unless we default in payment of the redemption price, interest will cease to accrue on the Notes or portion of the Notes called for redemption on and after the redemption date.
We and Otis may at any time and from time to time purchase Notes in the open market, by tender offer, through privately negotiated transactions or otherwise.
Additional Amounts
All payments of principal and interest in respect of the Notes by us or, in the case of the Parent Guarantee, Otis, or by a paying agent on our or Otis’ behalf, will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other similar governmental charges (collectively, “Taxes”) imposed or levied by Luxembourg, the United States or any other jurisdiction in which we or Otis may be organized, engaged in business for tax purposes or resident for tax purposes, or any political subdivision or taxing authority thereof or therein (a “Taxing Jurisdiction”), unless such deduction or withholding is required by law or the official interpretation or administration thereof.
In the event such deduction or withholding for Taxes is so required, subject to the exceptions and limitations described below, we will pay such additional amounts (“Additional Amounts”) on the Notes as may be necessary to ensure that the net amount received by any holder, after withholding or deduction for such Taxes, will be equal to the amount such person would have received in the absence of such deduction or withholding.
However, no Additional Amounts shall be payable with respect to any Taxes if such Taxes are imposed, withheld, deducted or levied for reasons unrelated to the holder’s or beneficial owner’s ownership or disposition of Notes, nor shall Additional Amounts be payable for or on account of:
(a)	any Taxes which would not have been so imposed, withheld, deducted or levied but for:
(i)
the existence of any present or former connection between the holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the relevant Taxing Jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the relevant Taxing Jurisdiction, being or having been engaged in a trade or business in the relevant Taxing Jurisdiction, being or having been present in the relevant Taxing Jurisdiction, or having or having had a permanent establishment in the relevant Taxing Jurisdiction;
(ii)
the failure of the holder or beneficial owner to comply with any applicable certification, information, documentation or other reporting requirement, if compliance is required under the tax laws and regulations of the relevant Taxing Jurisdiction or any taxing authority thereof or therein or by an applicable income tax treaty to which the relevant Taxing Jurisdiction is a party as a precondition to exemption from such Taxes; or

(iii)
the holder’s or beneficial owner’s present or former status as a personal holding company or a foreign personal holding company with respect to the United States, as a controlled foreign corporation with respect to the United States, as a passive foreign investment company with respect to the United States, as a foreign tax-exempt organization with respect to the United States, or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(b)
any Taxes which would not have been imposed, withheld, deducted or levied but for the failure of the holder or beneficial owner to meet the requirements (including the certification requirements) of Section 871(h) or Section 881(c)(3)(C) of the Internal Revenue Code of 1986, as amended (the “Code”);

(c)
any Taxes which would not have been imposed, withheld, deducted or levied but for the presentation by the holder or beneficial owner of such Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice is given to holders, whichever occurs later;

(d)	any estate, inheritance, gift, sales, excise, transfer, capital gains, personal property, wealth or similar Taxes;
(e)	any Taxes which are payable other than by withholding or deducting from a payment of principal of or interest on such Note;
(f)
any Taxes which are imposed, withheld, deducted or levied with respect to, or payable by, a holder that is not the beneficial owner of the Note, or a portion of the Note, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an Additional Amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(g)	any Taxes required to be withheld or deducted by any paying agent from any payment if such payment can be made without such withholding or deduction by at least one other paying agent;
(h)
any Taxes imposed, withheld, deducted or levied under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof (“FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;

(i)
any Taxes that would not have been imposed, withheld, deducted or levied but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective after the applicable payment becomes due or is duly provided for, whichever occurs later;

(j)
a Tax deduction on account of Tax imposed by Luxembourg if on the date on which the payment falls due such Tax deduction is required in respect of the Luxembourg law of 23 December 2005, as amended, introducing in Luxembourg a 20% withholding tax as regards Luxembourg resident individuals; or

(k)	any combination of items (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j).
Any Additional Amounts paid on the Notes and the Parent Guarantees will be paid in euros, subject to the provisions described under “—Issuance in Euro.”

For purposes of this section, the acquisition, ownership, enforcement, or holding of or the receipt of any payment with respect to a Note or a Parent Guarantee, as applicable, will not constitute a connection (a) between the holder or beneficial owner and the relevant Taxing Jurisdiction or (b) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and a Taxing Jurisdiction. As used under this heading “Additional Amounts” and under the heading “Redemption for Tax Reasons,” the term “United States” means the United States of America, any state thereof and the District of Columbia.
Any reference in this prospectus supplement and the accompanying prospectus, in the Indenture or in the Notes to principal or interest shall be deemed to refer also to Additional Amounts which may be payable under the provisions of this section.
Except as specifically provided in the Notes, neither we nor Otis will be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority.
Redemption for Tax Reasons
We may redeem the Notes at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with any accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date, at any time, if:
(a)
we or Otis have or will become obliged to pay Additional Amounts with respect to the Notes as a result of any change in, or amendment to, the laws, regulations, treaties, or rulings of a Taxing Jurisdiction affecting taxation, or any change in, or amendment to, the official application, official interpretation, administration or enforcement of such laws, regulations, treaties or rulings (including a holding by a court of competent jurisdiction in a Taxing Jurisdiction), which change or amendment is enacted, adopted, announced or becomes effective on or after the date of this prospectus supplement; or

(b)
on or after the date of this prospectus supplement, any action is taken by a taxing authority of, or any action has been brought in a court of competent jurisdiction in, a Taxing Jurisdiction or any taxing authority thereof or therein, including any of those actions specified in clause (a) above, whether or not such action was taken or brought with respect to us or Otis or there is any change, amendment, clarification, application or interpretation of such laws, regulations, treaties or rulings, which in any such case, will result in a material probability that we or Otis will be required to pay Additional Amounts with respect to such Notes (it being understood that such material probability will be deemed to result if the written opinion of independent tax counsel described in clause (b) below to such effect is delivered to the Trustee and the Paying Agent).

Notice of any such redemption will be mailed, or delivered electronically if held by any depositary in accordance with such depositary’s customary procedures, at least 10 days but not more than 60 days before the redemption date to each registered holder of Notes to be redeemed; provided that the notice of redemption shall not be given earlier than 90 days before the earliest date on which we would be obligated to pay such Additional Amounts if a payment in respect of the Notes to be redeemed was then due. Any notice of redemption may provide that payment of the redemption price and the Issuer’s obligations with respect to the redemption may be performed by another person.
Prior to the mailing or delivery of any notice of redemption pursuant to this section “—Redemption for Tax Reasons,” we will deliver to the Trustee and the Paying Agent:
(a)
a certificate signed by one of our officers stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and

(b)
a written opinion of independent tax counsel of nationally recognized standing to the effect that we or Otis have or will become obligated to pay such Additional Amounts as a result of a change or amendment described in clause (a) above or that there is a material probability that we or Otis will be required to pay Additional Amounts as a result of an action, change, amendment, clarification, application or interpretation described in clause (b) above, as the case may be.

Such notice, once delivered by us, will be irrevocable.

Offer to Purchase Upon Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, unless we have exercised our right to redeem the Notes by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with the Indenture, each holder of the Notes will have the right to require us to purchase all or a portion of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the Change of Control Payment Date (as defined below) (the “Change of Control Payment”). If the Change of Control Payment Date is (a) on a day that is not a Business Day, the related payment of the Change of Control Payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day and/or (b) on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the person in whose name the Note is registered at the close of business on such Record Date, and no additional interest will be payable to holders whose Notes are subject to purchase by the Issuer.
Within 30 days following the date upon which the Change of Control Triggering Event occurs or, at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to mail or otherwise deliver in accordance with the applicable procedures of Clearstream and Euroclear a notice to each holder of Notes, which notice will govern the terms of the Change of Control Offer. Such notice will state the purchase date, which must be no earlier than 15 days nor later than 60 days from the date such notice is mailed or otherwise delivered in accordance with the applicable procedures of Clearstream and Euroclear (or, in the case of a notice mailed or otherwise delivered in accordance with the applicable procedures of Clearstream and Euroclear prior to the date of consummation of a Change of Control, no earlier than 15 days nor later than 60 days from the date of the Change of Control Triggering Event), other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed or otherwise delivered in accordance with the applicable procedures of Clearstream and Euroclear prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.
On the Change of Control Payment Date, we will, to the extent lawful:
•	accept or cause a third party to accept for payment all the Notes properly tendered pursuant to the Change of Control Offer;
•	deposit or cause a third party to deposit with the applicable paying agent an amount equal to the Change of Control Payment in respect of all the Notes properly tendered; and
•	deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of the Notes being purchased.
We will not be required to make a Change of Control Offer with respect to the Notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all the Notes properly tendered and not withdrawn under its offer. In addition, we will not purchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than an Event of Default in the payment of the Change of Control Payment on the Change of Control Payment Date.
In connection with any Change of Control Offer, if holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in the Change of Control Offer and the Issuer, or any third party making the Change of Control Offer in lieu of the Issuer as described above, purchases all of those Notes validly tendered and not withdrawn by the holders, the Issuer or such third party will have the right, upon not less than 15 but not more than 60 days’ notice mailed or otherwise delivered in accordance with the applicable procedures of Clearstream and Euroclear by the Issuer to each holder of such Notes (provided, that the notice is given not more than 30 days following the purchase date in respect of such Change of Control Offer), to redeem all the Notes that remain outstanding following such purchase at a price in cash equal to 101% of the outstanding principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the applicable purchase date (it being agreed that if the purchase date is (a) on a day that is not a Business Day, the related payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day and/or (b) on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the person in whose name the Note is registered at the close of business on such Record Date, and no additional interest will be payable to holders whose Notes are subject to purchase by the Issuer).
We must comply in all material respects with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, we will be required to comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Indenture with respect to the Notes by virtue of any such conflict.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of Otis and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to purchase the Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Otis and its subsidiaries taken as a whole to another “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) may be uncertain.
Additional Notes
We may from time to time, without notice to or the consent of the holders of the Notes, create and issue further notes ranking equally with the Notes (and being treated as a single class with the Notes already outstanding) in all respects and having the same terms as the Notes already outstanding except for issue date, issue price and, under some circumstances, the first Interest Payment Date thereof or the date from which interest first accrues thereon. If any additional notes are not fungible with the initial Notes for U.S. federal income tax purposes, then those additional notes will have a separate CUSIP/Common Code/ISIN number. The Notes and any additional notes will be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions.
Limitation Upon Liens
Otis will not itself, and will not permit any Wholly-Owned Domestic Manufacturing Subsidiary to, create, incur, issue or assume any Debt secured by a Lien on any Principal Property owned by Otis or any Wholly-Owned Domestic Manufacturing Subsidiary, and Otis will not itself, and will not permit any subsidiary to, create, incur, issue or assume any Debt secured by any Lien on any equity interests or Debt of any Wholly-Owned Domestic Manufacturing Subsidiary, without in any such case effectively providing that, the Notes (together with, if Otis shall so determine, any other Debt of Otis then existing or thereafter created that is not subordinate in right of payment to the Notes) will be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate principal amount of all such secured Debt then outstanding plus Attributable Debt of Otis and its Wholly-Owned Domestic Manufacturing Subsidiaries in respect of sale and leaseback transactions involving Principal Properties entered into after the date of the issuance of the Notes (other than such sale and leaseback transactions as are permitted by the Indenture) would not exceed an amount equal to 10% of Consolidated Net Total Assets of Otis; provided that nothing contained in this covenant will prevent, restrict or apply to, and there will be excluded from secured Debt in any computation under this covenant, Debt secured by:
(a)	Liens on any property or assets of Otis or any subsidiary (including equity interests or Debt owned by Otis or any subsidiary of Otis) existing as of the date of the issuance of the Notes;
(b)
Liens on any property or assets of, or on any equity interests or Debt of, any person existing at the time such person becomes a Wholly-Owned Domestic Manufacturing Subsidiary, or arising thereafter (i) otherwise than in connection with the borrowing of money arranged thereafter and (ii) pursuant to contractual commitments entered into prior to and not in contemplation of such person’s becoming a Wholly-Owned Domestic Manufacturing Subsidiary;

(c)
Liens on any property or assets or equity interests or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or securing the payment of all or any part of the purchase price or construction cost thereof or securing any Debt incurred prior to, at the time of or within

120 days after, the acquisition of such property or assets or equity interests or Debt or the completion of any such construction, whichever is later, for the purpose of financing all or any part of the purchase price or construction cost thereof (provided that such Liens are limited to such equity interests or Debt or such other property or assets, improvements thereon and the land upon which such property, assets and improvements are located and any other property or assets not then constituting a Principal Property);
(d)
Liens on any property or assets to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property or assets, or to secure Debt incurred prior to, at the time of or within 120 days after, the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of such cost (provided that such Liens are limited to such property or assets, improvements thereon and the land upon which such property, assets and improvements are located and any other property or assets not then constituting a Principal Property);

(e)	Liens which secure Debt owing by a subsidiary to Otis or to a Wholly-Owned Domestic Manufacturing Subsidiary;
(f)
Liens arising from the assignment of moneys due and to become due under contracts between Otis or any subsidiary of Otis and the United States, any State, Commonwealth, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof; or Liens in favor of the United States, any State, Commonwealth, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof, pursuant to the provisions of any contract not directly or indirectly in connection with securing Debt;

(g)
any materialmen’s, carriers’, mechanics’, workmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested in good faith by appropriate proceedings; any deposit or pledge as security for the performance of any bid, tender, contract, lease, or undertaking not directly or indirectly in connection with the securing of Debt; any deposit or pledge with any governmental agency required or permitted to qualify Otis or any subsidiary of Otis to conduct business, to maintain self-insurance or to obtain the benefits of any law pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings; deposits or pledges to obtain the release of materialmen’s, carriers’, mechanics’, workmen’s, repairmen’s Liens or the release of property in the possession of a common carrier; any security interest created in connection with the sale, discount or guarantee of notes, chattel mortgages, leases, accounts receivable, trade acceptances or other paper, or contingent repurchase obligations, arising out of sales of merchandise in the ordinary course of business; Liens for Taxes levied or imposed upon Otis or any Wholly-Owned Domestic Manufacturing Subsidiary or upon the income, profits or property of Otis or any Wholly-Owned Domestic Manufacturing Subsidiary or Liens on any Principal Property of Otis or any Wholly-Owned Domestic Manufacturing Subsidiary arising from claims from labor, materials or supplies; provided that either such Tax is not overdue or that the amount, applicability or validity of such Tax or claim is being contested in good faith by appropriate proceedings; or other deposits or pledges similar to those referred to in this clause (g);

(h)
Liens arising by reason of any judgment, decree or order of any court, so long as any appropriate legal proceedings which may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; any deposit or pledge with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal from any judgment or decree against Otis or any subsidiary of Otis, or in connection with other proceedings or actions at law or in equity by or against Otis or any subsidiary of Otis; and

(i)
any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any of the Liens referred to in clauses (a) through (h) above or the Debt secured thereby; provided that (i) such extension, renewal, substitution or replacement Lien shall be limited to all or any part of the same property or assets or equity interests or Debt that secured the Lien extended, renewed, substituted or replaced (plus improvements on such property, and plus any other property or assets not then constituting a Principal Property) and (ii) in the case of clauses (a) through (c) above, the Debt secured by such Lien at such time is not increased.

For the purposes of this covenant and the covenant described under the caption “—Limitations upon Sales and Leasebacks,” the giving of a guarantee which is secured by a Lien on a Principal Property, and the creation of a Lien on a Principal Property or equity interests or Debt to secure Debt which existed prior to the creation of such Lien, will be deemed to involve the creation of Debt in an amount equal to the principal amount guaranteed or secured by the Lien; however, the amount of Debt secured by Liens on Principal Properties and equity interests and Debt will be computed without cumulating the underlying indebtedness with any guarantee thereof or Lien securing the same.
For purposes of this covenant and the covenant described under the caption “—Limitations upon Sales and Leasebacks,” the following will not be deemed to be Liens securing Debt, and, accordingly, nothing contained in this covenant and the covenant described under the caption “—Limitations upon Sales and Leasebacks” will prevent, restrict or apply to: (a) any acquisition by Otis or any Wholly-Owned Domestic Manufacturing Subsidiary of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in oil, gas and/or any other mineral and/or the process thereof, (b) any conveyance or assignment under the terms of which Otis or any Wholly-Owned Domestic Manufacturing Subsidiary conveys or assigns to any person or persons an interest in oil, gas and/or any other mineral and/or the proceeds thereof, or (c) any Lien upon any property or assets owned or leased by Otis or any Wholly-Owned Domestic Manufacturing Subsidiary or in which Otis or any Wholly-Owned Domestic Manufacturing Subsidiary owns an interest to secure to the person or persons paying the expenses of developing and/or conducting operations for the recovery, storage, transportation and/or sale of the mineral resources of the said property (or property with which it is utilized) the payment to such person or persons of Otis’ or the Wholly-Owned Domestic Manufacturing Subsidiary’s proportionate part of such development and/or operating expense.
Limitations upon Sales and Leasebacks
Otis will not itself, and will not permit any Wholly-Owned Domestic Manufacturing Subsidiary to, enter into any arrangement on or after the date of the issuance of the Notes with any bank, insurance company or other lender or investor (other than Otis or another Wholly-Owned Domestic Manufacturing Subsidiary) providing for the leasing by Otis or any Wholly-Owned Domestic Manufacturing Subsidiary of any Principal Property (except a lease for a temporary period not to exceed three years by the end of which it is intended that the use of such Principal Property by the lessee will be discontinued), which was or is owned by Otis or a Wholly-Owned Domestic Manufacturing Subsidiary and which has been or is to be sold or transferred, more than 365 days after the completion of construction and commencement of full operation thereof by Otis or such Wholly-Owned Domestic Manufacturing Subsidiary, to such bank, insurance company, lender or investor or to any person to whom funds have been or are to be advanced by such bank, insurance company, lender or investor on the security of such Principal Property (herein referred to as a “sale and leaseback transaction”) unless, either:
(a)
the Attributable Debt of Otis and its Wholly-Owned Domestic Manufacturing Subsidiaries in respect of such sale and leaseback transaction and all other sale and leaseback transactions entered into after the date of the issuance of the Notes (other than such sale and leaseback transactions as are permitted by the provisions described in the following paragraph), plus the aggregate principal amount of Debt secured by Liens on Principal Properties then outstanding (excluding any such Debt secured by Liens covered by the provisions described in clauses (a) through (i) of the first paragraph of the covenant described under the caption “—Limitation upon Liens”) without equally and ratably securing the Notes, would not exceed 10% of Consolidated Net Total Assets, or

(b)
Otis, within 365 days after the sale or transfer, applies or causes a Wholly-Owned Domestic Manufacturing Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or fair market value of the Principal Property so sold and leased back at the time of entering into such sale and leaseback transaction (in either case as determined by any two of the following: the Chairman, Chief Executive Officer, Chief Financial Officer, the President, any Vice President, the Treasurer and the Controller of Otis) to the retirement of securities of any series outstanding under the Indenture or other indebtedness of Otis (other than indebtedness subordinated in right of payment to the Notes) or indebtedness of a Wholly-Owned Domestic Manufacturing Subsidiary, for money borrowed, having a stated maturity more than 12 months from the date of such application or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application (and, unless otherwise expressly provided with respect to any one or more series of securities outstanding under the Indenture, any redemption of securities pursuant to this provision shall not be deemed to constitute a refunding operation or anticipated refunding operation for the purposes of any provision limiting Otis’ right to redeem securities of any one or more such series when such redemption involves a refunding operation or anticipated refunding operation); provided that the amount to be so applied will be reduced by (i) the principal amount of securities outstanding under the Indenture delivered within 120 days after such sale or transfer to the Trustee for retirement and cancellation, and (ii) the principal amount of any such indebtedness of Otis or a Wholly-Owned Domestic Manufacturing Subsidiary, other than such securities, voluntarily retired by Otis or a Wholly-Owned Domestic Manufacturing Subsidiary within 120 days after such sale or transfer. Notwithstanding the foregoing, no retirement referred to in this clause (b) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.
Notwithstanding the foregoing, where Otis or any Wholly-Owned Domestic Manufacturing Subsidiary is the lessee in any sale and leaseback transaction, Attributable Debt will not include any Debt resulting from the guarantee by Otis or any other Wholly-Owned Domestic Manufacturing Subsidiary of the lessee’s obligation thereunder.
Existence
Subject to the covenant described under the caption “—Consolidation, Merger and Sale of Assets,” each of the Issuer and Otis will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.
Reports by Otis
Otis shall file with the Trustee, within 15 days after Otis is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which Otis is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended. Otis will be deemed to have complied with the obligations described in the immediately previous sentence to the extent that the information, documents and reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure) and posted on the Otis’ website or otherwise publicly available.
Delivery of the reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt shall not constitute constructive or actual knowledge or notice of any information contained therein or determinable from information contained therein, including Otis’ compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on officer’s certificates of Otis).
During any time period in which the Trust Indenture Act does not apply to the Indenture or the Notes, for so long as any such Notes remain outstanding, Otis will furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended (the “Securities Act”).
Consolidation, Merger and Sale of Assets
The Issuer will not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its properties and assets to any person, unless:
(a)
the person formed by the consolidation or into which the Issuer is merged or the person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Issuer is a person organized and existing under the laws of Luxembourg, the United States, any State thereof or the District of Columbia, or any country which is, on the issue date of the Notes, a member state of the European Union, and expressly assumes, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, the Issuer’s obligation for the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every covenant of the Indenture on the part of the Issuer to be performed or observed;

(b)
immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c)
the Issuer has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the covenant described in this section.

Otis will not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its properties and assets to any person, unless:
(a)
the person formed by the consolidation or into which Otis is merged or the person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of Otis is a person organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, Otis’ obligation under the Parent Guarantee and the performance of every covenant of the Indenture on the part of Otis to be performed or observed;

(b)
immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c)
Otis has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the covenant described in this section.

The covenant described in this section will only apply to a merger or consolidation in which the Issuer or Otis, as applicable, is not the surviving person and to conveyances, leases and transfers by the Issuer or Otis, as applicable, as transferor or lessor.
Upon any consolidation by the Issuer or Otis with or merger by the Issuer or Otis into any other person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Issuer or Otis in accordance with the covenant described in this section, the successor person formed by the consolidation or into which the Issuer or Otis is merged or to which the conveyance, transfer or lease is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or Otis, as applicable, under the Indenture with the same effect as if the successor person had been named as the issuer or guarantor, as applicable, in the Indenture. In the event of any such conveyance or transfer, the Issuer or Otis, except in the case of a lease, will be discharged of all obligations and covenants under the Indenture and the Notes. In case of any such consolidation, merger, conveyance, transfer or lease, certain changes in phraseology and form may be made in the Notes thereafter to be issued as may be appropriate.
Events of Default
When we use the term “Event of Default” with respect to the Notes, we mean:
(a)	default in the payment of any interest upon the Notes when it becomes due and payable, and continuance of the default for a period of 30 days;
(b)	default in the payment of the principal of (or premium, if any, on) the Notes at its Maturity;
(c)
default in the performance, or breach, of any covenant or warranty of the Issuer or Otis in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this section specifically dealt with or which has been expressly included in the Indenture for the benefit of one or more series of securities other than the Notes), and continuance of that default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer and Otis by the Trustee or to the Issuer, Otis and the Trustee by the holders of at least 25% in principal amount of all affected securities of any series issued under the Indenture then outstanding (taking such action as one class) (including any affected Notes), a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the Indenture;

(d)
the entry of a decree or order by a court having jurisdiction in the premises adjudging the Issuer or Otis a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or Otis under any applicable federal or state bankruptcy, insolvency, reorganization or similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or Otis or of all or substantially all of their property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;
(e)
the institution by the Issuer or Otis of proceedings to be adjudicated a bankrupt or insolvent, or the consent by either of them to the institution of bankruptcy or insolvency proceedings against either of them, or the filing by either of them of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by either of them to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or Otis or all or substantially all of their respective properties, or the making by either of them of an assignment for the benefit of creditors, or the admission by either of them in writing of their respective inability to pay their respective debts generally as they become due; or

(f)
other than by reason of release of the Guarantor in accordance with the terms of the Indenture, the Parent Guarantee being held in any judicial proceeding to be unenforceable or invalid or ceasing for any reason to be in full force and effect, in each case, relating to the Notes, or Otis denying or disaffirming in writing its obligation under the Parent Guarantee relating to the Notes, and such Parent Guarantee not being issued or returned to full force and effect within, or the denial or disaffirmation not being rescinded, by the date that is 10 days after receipt of a specified written notice to Otis from the Trustee or a holder of Notes.

An Event of Default with respect to the securities of a particular series may not constitute an Event of Default with respect to the securities of any other series.
If an Event of Default described above in clause (a), (b) or (f) of the definition of “Event of Default” occurs with respect to the Notes at the time outstanding and is continuing, then in every such case the Trustee or the holders of not less than 25% in principal amount of the outstanding Notes may declare the principal amount of all of the Notes to be due and payable immediately, by a notice in writing to the Issuer and Otis (and to the Trustee if given by the holders), and upon such declaration the principal amount of all of the Notes will become immediately due and payable.
If an Event of Default described above in clause (c) of the definition of “Event of Default” occurs and is continuing, then in every such case the Trustee or the holders of not less than 25% in principal amount of all affected securities of any series issued under the Indenture (including the Notes, if affected) then outstanding (taking such action as one class) may declare the principal amount of all affected outstanding securities to be due and payable immediately, by a notice in writing to the Issuer and Otis (and to the Trustee if given by the holders), and upon any such declaration the principal amount of all affected outstanding securities will become immediately due and payable.
If an Event of Default described above in clause (d) or (e) of the definition of “Event of Default” occurs, then the outstanding principal amount and any accrued interest upon all the outstanding Notes will automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable.
Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding Notes (or of more than one series of affected securities outstanding (including the Notes, if affected) (acting as one class), as the case may be), by written notice to the Issuer, Otis and the Trustee, may rescind and annul an acceleration and its consequences.
The Issuer covenants that if (a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof, the Issuer will, upon demand of the Trustee, pay to it or cause to be paid to it, for the benefit of the holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest and, to the extent that payment of such interest is legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as is sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer or Otis fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or Otis or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or Otis or any other obligor upon the Notes, wherever situated.
If an Event of Default with respect to the Notes (or of all series issued under the Indenture, as the case may be) occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of Notes (or of all series under the Indenture, as the case may be) by appropriate judicial proceedings as the Trustee deems most effectual to protect and enforce those rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted therein, or to enforce any other proper remedy.
The Indenture will contain a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of Notes before proceeding to exercise any right or power under the Indenture at the request of the holders. Subject to provisions in the Indenture for the indemnification of the Trustee and certain other limitations, (a) with respect to the Notes, the holders of not less than a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, relating to or arising under clause (a), (b) or (f) of the definition of “Event of Default” and (b) with respect to all securities issued under the Indenture, the holders of not less than a majority in principal amount of all affected outstanding securities of any series issued under the Indenture (including the Notes, if affected) (taking such action as one class) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, not relating to or arising under clause (a), (b) or (f) of the definition of “Event of Default.”
The Indenture will provide that the Trustee may withhold notice to the holders of the Notes of any default (except in payment of principal (or premium, if any) or interest, if any) if the Trustee in good faith considers it in the interest of the holders of the Notes to do so.
The Indenture will provide that no holder of any Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, for the appointment of a receiver or trustee or for any other remedy hereunder, unless:
(a)	the holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;
(b)
the holders of not less than 25% in principal amount of the outstanding Notes in the case of any Event of Default described in clause (a), (b) or (f) of the definition of “Event of Default,” or, in the case of any Event of Default not described in clause (a), (b) or (f) of the definition of “Event of Default,” the holders of not less than 25% in principal amount of all affected outstanding securities of any series issued under the Indenture (including the Notes, if affected) (making such request as one class), will have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture;

(c)	the holder or holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
(d)	the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(e)
no direction inconsistent with the written request has been given to the Trustee during the 60-day period by the holders of not less than a majority in principal amount of the outstanding Notes of such series in the case of any Event of Default described in clause (a), (b) or (f) of the definition of “Event of Default,” or, in the case of any Event of Default not described in clause (a), (b) or (f) of the definition of “Event of Default,” by the holders of not less than a majority in principal amount of all affected outstanding securities of any series issued under the Indenture (including the Notes, if affected) (making the direction as one class);

it being understood and intended that no one or more of such holders will have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other holders of Notes of the same series, in the case of any Event of Default described in clause (a), (b) or (f) of the definition of “Event of Default,” or of holders of all affected securities of any series issued under the Indenture (including the Notes, if affected), in the case of any Event of Default not described in clause (a), (b) or (f) of the definition of “Event of Default,” or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the Indenture, except in the manner therein provided and for the equal and ratable benefit of all holders of the Notes, in the case of any Event of Default described in clause (a), (b) or (f) of the definition of “Event of Default,” or of holders of all affected securities of any series issued under the Indenture (including the Notes, if affected), in the case of any Event of Default not described in clause (a), (b) or (f) of the definition of “Event of Default.”
The Indenture will contain a covenant under which we are required to furnish to the Trustee an annual statement as to the compliance with all conditions and covenants of the Indenture.
Modification and Waiver
The Indenture will provide that, without the consent of the holders of Notes, we, Otis and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures or other instruments, in form reasonably satisfactory to the Trustee, for any of the following purposes:
(a)
to evidence the succession of another person to the Issuer or Otis and provide for the assumption by a successor person of the Issuer’s or Otis’ obligations under the Indenture and the Notes, in each case in compliance with the provisions thereof;

(b)	to add to the covenants of the Issuer or Otis or to surrender any right or power conferred upon the Issuer or Otis in the Indenture;
(c)	to add any additional Events of Default;
(d)
to add to, change or eliminate any of the provisions of the Indenture; provided that any such addition, change or elimination shall (i) neither (A) apply to any securities of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision nor (B) modify the rights of the holder of any such securities with respect to such provision or (ii) become effective only when there are no securities of any series outstanding;

(e)	to secure the Notes pursuant to the requirements of the covenant described under the caption “—Limitation upon Liens” or otherwise;
(f)	to establish the form or terms of the Notes as permitted under the Indenture;
(g)
to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture;

(h)
to cure any ambiguity, to correct or supplement any provision under the Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Indenture; provided that such action will not adversely affect the interests of the holders of the Notes in any material respect;

(i)
to supplement any of the provisions of the Indenture to the extent as necessary to permit or facilitate the defeasance and/or discharge of the Notes pursuant to the Indenture; provided that any such action does not adversely affect the interests of the holders of the Notes or any other series of securities in any material respect;

(j)	to provide for the guarantee by any person of any outstanding Notes;
(k)
to add to the Indenture such provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which the Indenture is executed or any corresponding provision in any similar federal statute thereafter enacted;

(l)	to conform to any mandatory provisions of law and in particular to comply with the requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;
(m)	to conform the terms of the Indenture and the Notes to any provision or other description of the Notes, as the case may be, contained in an offering document related thereto;
(n)	to provide for the issuance of any additional Notes under the Indenture;
(o)	to comply with the rules of any applicable securities depositary; or
(p)	to make any change in the Notes or to add to the Indenture such provisions that do not adversely affect in any material respect the interests of the holders of the Notes.
Other amendments and modifications of the Indenture may be made with the consent of the holders of not less than a majority in principal amount of outstanding securities of all series issued under the Indenture affected by the amendment or modification (including the Notes, if affected) (voting as one class); provided, no modification or amendment may, without the consent of the holder of each outstanding Note affected thereby:
(a)
change the stated maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to the Indenture or the amount thereof provable in bankruptcy pursuant to the Indenture, or change any Place of Payment where, or the coin, currency, currencies, currency units or composite currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption or repayment at the option of the holder, on or after the redemption date or repayment date, as the case may be);

(b)
reduce the percentage in principal amount of the outstanding Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; or

(c)
modify (i) the requirements of the section of the Indenture described in this paragraph, (ii) provisions with respect to waiving compliance with specified provisions of the Indenture or (iii) provisions with respect to waiving specified defaults, except to increase any applicable percentage or to provide that other specified provisions of this Indenture cannot be modified or waived without the consent of the holder of each outstanding Note affected thereby, provided, that this clause will not be deemed to require the consent of any holder with respect to changes in the references to “the Trustee” and concomitant changes in the foregoing requirements and provisions with respect to waiving compliance with certain provisions of the Indenture, or the deletion of this proviso, in accordance with the requirements of the Indenture.

A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture that has expressly been included solely for the benefit of one or more particular series of Notes, or that modifies the rights of the holders of Notes of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the Indenture of the holders of Notes of any other series.
It will not be necessary for any act of holders described in the foregoing provisions to approve the particular form of any proposed supplemental indenture, but it will be sufficient if the act approves the substance thereof.
Satisfaction and Discharge
The Indenture will upon the Issuer’s request cease to be of further effect with respect to the Notes (except as to any surviving rights of registration of transfer or exchange of Notes as expressly provided for in the Indenture) and the Trustee, at the expense of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of the Indenture as to the Notes when:
(a)	either:
(i)	all Notes theretofore authenticated and delivered (other than Notes that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Indenture and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in the Indenture) have been cancelled or delivered to the Trustee for cancellation; or
(ii)	all Notes not theretofore cancelled or delivered to the Trustee for cancellation:
(A)	have become due and payable; or
(B)	will become due and payable at their stated maturity within one year; or
(C)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;
and the Issuer, in the case of clauses (ii)(A), (ii)(B) or (ii)(C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose (x) an amount of cash (in the currency, currencies or currency units in which the Notes are then specified as payable at stated maturity), or (y) Government Obligations applicable to the Notes (determined on the basis of the currency, currencies or currency units in which the Notes are then specified as payable at stated maturity), which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount, or (z) a combination thereof, sufficient, in the case of clauses (y) and (z), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on the Notes not theretofore cancelled or delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to, but excluding, the date of the deposit (in the case of Notes that have become due and payable) or to, but excluding, the stated maturity or redemption date, as the case may be; provided that if on the date of the deposit, the interest payable to, but excluding, or any premium payable on, the stated maturity or redemption date cannot be calculated, the amount deposited shall be sufficient to the extent that an amount is deposited with the Trustee equal to the interest payable to, but excluding, or the premium payable on, the stated maturity or the redemption date calculated as of the date of the deposit, with any deficit on the stated maturity or redemption date, as applicable (any such amount, the “Applicable Deficit”), only required to be deposited with the Trustee on or prior to the stated maturity or redemption date, as applicable; provided, further, that any Applicable Deficit shall be set forth in an officer’s certificate of the Issuer delivered to the Trustee simultaneously with the deposit of the Applicable Deficit that confirms that the Applicable Deficit shall be applied to the interest or other amounts payable at the stated maturity or on the redemption date, as applicable;
(b)	the Issuer has paid or caused to be paid all other sums payable under the Indenture by the Issuer in respect of the Notes; and
(c)	the Issuer has delivered to the Trustee an officer’s certificate and an opinion of counsel (as specified in the Indenture).
Defeasance and Covenant Defeasance
The Indenture will provide that the Issuer may elect either “defeasance” or “covenant defeasance” and Otis may elect “covenant defeasance” of the Notes as described below:
(a)
“defeasance” means that the Issuer may elect to defease and be discharged from any and all obligations with respect to the Notes except for the obligations to register the transfer or exchange of the Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes and any related coupons, to maintain an office or agency in respect of the Notes and to hold moneys for payment in trust; and

(b)
“covenant defeasance” means that the Issuer or Otis may elect to be released from its obligations, as applicable, with respect to the Notes that are described under the captions “—Consolidation, Merger and Sale of Assets,” “—Existence,” “—Limitation upon Liens,” “—Limitations upon Sales and Leasebacks,” as applicable, and any omission to comply with these obligations will not constitute a default or an Event of Default with respect to the Notes.

To elect either defeasance or covenant defeasance under the Indenture, the Issuer must deposit or cause to be deposited with the Trustee, as trust funds in trust, (a) an amount of cash (in such currency, currencies or currency units in which the Notes are then specified as payable at stated maturity), (b) Government Obligations applicable to the Notes (determined on the basis of the currency, currencies or currency units in which the Notes are then specified as payable at stated maturity), which through the payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount, or (c) a combination thereof, sufficient, in the case of clauses (b) and (c), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of (and premium, if any) and interest on the outstanding Notes on their scheduled due dates.
A trust of this kind may only be established if, among other things, the Issuer has delivered to the trustee an opinion of counsel to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, an opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service (the “IRS”) or a change in applicable U.S. federal income tax law occurring after the date of the Indenture.
No Personal Liability of Incorporators, Stockholders, Officers, Directors, Managers, Employees or Agents
The Indenture will provide that no recourse will be had for the payment of principal, premium, if any, or interest, if any, on any Note, or for any claim based on or in respect of any Note or the Indenture or any supplemental indenture, against any incorporator, stockholder, officer, director, manager, employee or agent, as such, past, present or future, of the Issuer or Otis or of any successor person thereof under any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise. Each holder, by accepting the Notes, waives and releases all such liability.
Concerning Our Relationship with the Trustee, Securities Registrar and Paying Agent
The Bank of New York Mellon Trust Company, N.A. will act as Trustee and securities registrar under the Indenture. The Bank of New York Mellon, London Branch will act as Paying Agent under the Indenture. We maintain customary banking relationships in the ordinary course of business with the Trustee and its affiliates.
Governing Law
The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York. The provisions of articles 470-1 to 470-19 of the Luxembourg act dated 10 August 1915 on commercial companies, as amended (the “Luxembourg Companies Act 1915”) are not applicable to the Notes. No holder of any Notes may initiate proceedings against the Issuer based on article 470-21 of the Luxembourg Companies Act 1915.
Book-Entry, Delivery and Form
We will issue the Notes in the form of one or more permanent global notes (the “Global Notes”) in definitive, fully registered, book-entry form without coupons. The Global Notes will be deposited with a common depositary (and registered in the name of the common depositary or its nominee) for, and in respect of interests held through, Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank SA/NV, which we refer to as “Euroclear.” Except as described herein, definitive notes in registered form will not be issued in exchange for beneficial interests in the Global Notes.
Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to a common depositary for Clearstream and Euroclear or its nominee. None of the Notes may be held through, no trades of the Notes will be settled through, and no payments with respect to the Notes will be made through, The Depository Trust Company (“DTC”) in the United States and no link is expected to be established among DTC and Clearstream or Euroclear in connection with the issuance of the Notes.
Beneficial interests in the Global Notes will be represented, and transfers of such beneficial interests will be effected, through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in Clearstream or Euroclear. Those beneficial interests will be in minimum denominations of €100,000 and any integral multiple of €1,000 in excess thereof. Should definitive notes in registered form be issued to individual holders of Notes, a holder of Notes who, as a result of trading or otherwise, holds a principal amount of Notes that is less than the minimum denomination would be required to purchase an additional principal amount of Notes such that its holding of the Notes amounts to the minimum specified denomination. Investors may hold interests in the Global Notes through Clearstream or Euroclear either directly if they are participants in such systems or indirectly through organizations that are participants in such systems.
Except as set forth in the Indenture, owners of beneficial interests in the Global Notes will not be entitled to have Notes registered in their names, and will not receive or be entitled to receive physical delivery of Notes in definitive form. Except as provided below, beneficial owners will not be considered the owners or holders of the Notes under the Indenture. Accordingly, each beneficial owner must rely on the procedures of the clearing systems and, if such person is not a participant of the clearing systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of Notes under the Indenture. Under existing industry practices, if we request any action of holders or a beneficial owner desires to give or take any action that a holder is entitled to give or take under the Indenture, the clearing systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the clearing systems to their participants, by the participants to indirect participants and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Persons who are not Euroclear or Clearstream participants may beneficially own Notes held by the common depositary for Euroclear and Clearstream only through direct or indirect participants in Euroclear and Clearstream.
Clearstream and Euroclear
We understand that Clearstream is incorporated and existing under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to supervision by the CSSF. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.
We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, which we refer to as the “Euroclear Operator,” under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the “Cooperative.” All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
We have provided the descriptions of the operations and procedures of Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience, and we make no representation or warranty of any kind with respect to these operations and procedures. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, Otis, the underwriters, the Trustee or the Paying Agent takes any responsibility for these operations or procedures, and you are urged to contact Clearstream and Euroclear or their participants directly to discuss these matters.
We, Otis, the Trustee, the Paying Agent and the securities registrar will not have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the Notes.
So long as the common depositary or its nominee is the registered holder of the Global Notes, the common depositary or such nominee, as the case may be, will be considered the sole owner or holder of Notes represented by such Global Notes for all purposes under the Indenture and the Notes. Payments of principal, interest and Additional Amounts, if any, in respect of the Global Notes will be made to the common depositary or such nominee, as the case may be, as registered holder thereof.
Distributions of principal, interest and Additional Amounts, if any, with respect to the Global Notes will be credited in euro to the extent received by Euroclear or Clearstream to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.
Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the Global Notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.
Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional euro-denominated bonds in immediately available funds.
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the Notes through the Clearstream and Euroclear systems on days when those systems are open for business. Those systems may not be open for business on days on which banks, brokers and other institutions are open for business in the United States or London. In addition, because of time-zone differences, there may be problems with completing transactions involving the Clearstream and Euroclear systems on the same Business Day as in the United States. U.S. investors who wish to transfer their interests in the Notes, or to make or receive a payment or delivery of the Notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether the Clearstream or Euroclear system is used.
Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any Notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired date.
Secondary market sales of book-entry interests in the Notes held through Clearstream or Euroclear to purchasers of book-entry interests in a Global Note through Clearstream or Euroclear will be conducted in accordance with the normal rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional euro-denominated bonds in same-day funds.
We have obtained the information in this section concerning Clearstream and Euroclear and the book-entry system and procedures from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy of this information.

In a few special situations described below, the book-entry system for the Notes will terminate and interests in the Global Notes will be exchanged for definitive notes in registered form. You must consult your bank, broker or other financial institution to find out how to have your interests in the Notes transferred to your name, so that you will be a direct holder.
The special situations for termination of the book-entry system for the Notes are:
•
the depositary for any of the Notes represented by a registered Global Note notifies us that it is unwilling or unable to continue as depositary or clearing system for the Global Notes, and we are unable to find a qualified replacement for such depositary within 90 days;

•	we in our sole discretion determine to allow Global Notes to be exchangeable for definitive notes in registered form; or
•
there has occurred and is continuing an event of default with respect to the Notes and the depositary notifies the trustee of its decision to exchange the Global Notes for definitive notes in registered form.

Certain Definitions
For purposes of this “Description of the Notes,” the following definitions are applicable:
“Attributable Debt” means, as to any particular lease under which any person is at the time liable for a term of more than 12 months, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the rate of 15% per annum, compounded monthly. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such net amount of rent, as the case may be, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.
“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions or trust companies in the City of New York or the City of London, or the relevant Place of Payment, are authorized or required by law, regulation or executive order to close, and that is a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (known as the T2 system), or any successor or replacement thereto, operates.
“Change of Control” means the occurrence of any of the following after the date of issuance of the Notes:
(a)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Otis and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than to Otis or one of its subsidiaries, and other than any such transaction or series of related transactions in which the holders of Otis’ Voting Stock outstanding immediately prior thereto hold Voting Stock of the transferee person representing a majority of the voting power of the transferee person’s Voting Stock immediately after giving effect thereto;

(b)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (other than Otis or one of its subsidiaries) becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of Otis’ Voting Stock representing a majority of the voting power of the Otis’ outstanding Voting Stock;

(c)
Otis consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Otis, in any such event pursuant to a transaction in which any of Otis’ outstanding Voting

Stock is converted into or exchanged for cash, securities or other property, other than any such transaction where Otis’ Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing a majority of the voting power of the Voting Stock of the surviving person (or its parent) immediately after giving effect to such transaction; or
(d)	the adoption by Otis’ shareholders of a plan relating to Otis’ liquidation or dissolution.
Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (b) above if (i) Otis becomes a direct or indirect wholly-owned subsidiary of a holding company or other person and (ii) (A) the direct or indirect holders of the Voting Stock of such holding company or other person immediately following that transaction are substantially the same as the holders of Otis’ Voting Stock immediately prior to that transaction or (B) immediately following that transaction, no “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (other than a holding company or other person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company or other person.
“Change of Control Triggering Event” means the Notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by Otis of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade or withdrawal). However, a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in, or withdrawal of, rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Change of Control Triggering Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in, or withdrawal of, rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at Otis’ request that the reduction or withdrawal was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Change of Control Triggering Event). If a Rating Agency is not providing a rating for the Notes at the commencement of any Trigger Period, the Notes will be deemed to have ceased to be rated “Investment Grade” by such Rating Agency during that Trigger Period.
Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Issuer, a German federal government bond whose maturity is closest to the maturity of the Notes to be redeemed, assuming for such purpose that the Notes to be redeemed matured on the applicable Par Call Date, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German federal government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German federal government bonds selected by the Issuer, determine to be appropriate for determining the Comparable Government Bond Rate.
“Comparable Government Bond Rate” means, with respect to any redemption date, the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes to be redeemed, if they were to be purchased at such price on the third business day prior to the date of the notice of redemption relating to such redemption date, would be equal to the gross redemption yield on such business day of the Comparable Government Bond (as defined above) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by the Issuer.

“Consolidated Net Total Assets” means the total amount of assets of Otis and its consolidated subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom all current liabilities (excluding any thereof that are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), all as set forth on the most recent consolidated balance sheet of Otis and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles (which calculation shall give pro forma effect to any Material Acquisition or Material Disposition consummated by Otis or its consolidated subsidiaries since the date of such balance sheet and on or prior to the date of determination, as if such Material Acquisition or Material Disposition had occurred on the date of such consolidated balance sheet).
“Debt” means notes, bonds, debentures or other similar evidences of indebtedness for borrowed money.
“Government Obligations” means (x) any security that is (i) a direct and unconditional obligation of the European Union, (ii) backed by the European Union’s budgetary and cash resources and by the European Commission’s right to call for additional resources from member states, (iii) a direct obligation of the German government or (iv) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the German government the payment of which is fully and unconditionally guaranteed by the German government or the central bank of the German government, which, in each case of (x)(i), (ii), (iii) or (iv), is not revocable, callable or redeemable at the option of the issuer thereof, and (y) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (x)(i), (ii), (iii) or (iv) above or in any specific principal or interest payments due in respect thereof.
“Industrial Development Bonds” means obligations issued by a State, a Commonwealth, a Territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof pursuant to the provisions of Section 103(a) of the Internal Revenue Code of 1986, as amended (or any similar provision), as in effect at the time of the issuance of such obligations.
“Interest Payment Date,” when used with respect to any Notes, means the date specified in such Notes as the fixed date on which an installment of interest is due and payable.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB– or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement rating agency and in the manner for selecting a replacement rating agency, in each case as set forth in the definition of “Rating Agency.”
“Lien” means any pledge, mortgage, lien, encumbrance and security interest.
“Material Acquisition” means any acquisition by Otis or any of its subsidiaries of (a) equity interests in any person if, after giving effect thereto, such person will become a subsidiary of Otis or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any person (in the case of clauses (a) and (b), including as a result of a merger or consolidation); provided that, in the case of clauses (a) and (b), the aggregate consideration therefor exceeds $50,000,000.
“Material Disposition” means any sale, transfer or other disposition by Otis or any of its subsidiaries of (a) all or substantially all the issued and outstanding equity interests in any person that are owned by Otis or any of its subsidiaries or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any person; provided that, in the case of clauses (a) and (b), such sale, transfer or other disposition yields net proceeds to Otis or any of its subsidiaries in excess of $50,000,000.
“Maturity” means the date on which the principal (or premium, if any) of such Note or an installment of principal becomes due and payable as provided by the Indenture or the Note, whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.
“Place of Payment,” when used with respect to the Notes, means the place or places where the principal of (and premium, if any), interest and Additional Amounts owed on such Notes are payable, as contemplated by the Indenture.
“Principal Property” means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, owned by Otis or any Wholly-Owned Domestic Manufacturing Subsidiary and located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net Total Assets, other than any such manufacturing plant or warehouse or any portion thereof or any such fixture (together with the land upon which it is erected and fixtures comprising a part thereof) (a) which is financed by Industrial Development Bonds or (b) which, in the opinion of the board of directors of Otis (or any duly authorized committee thereof), is not of material importance to the total business conducted by Otis and its subsidiaries, taken as a whole.
“Rating Agency” means each of Moody’s and S&P; provided that, if either Moody’s or S&P cease to provide rating services to issuers or investors, Otis may appoint another “nationally recognized statistical rating organization,” as defined under Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, as a replacement agency for such Rating Agency; provided that Otis shall give notice of such appointment to the Trustee.
“Record Date” means the close of business on the date that is 15 calendar days prior to the date on which interest is scheduled to be paid, regardless of whether such date is a Business Day; provided that, if any of the Notes are held by a securities depositary in book-entry form, the Record Date for those Notes will be the close of business on the Business Day immediately preceding the date on which interest is scheduled to be paid.
“Remaining Scheduled Payments” means, with respect to each Note being redeemed, the remaining scheduled payments of principal and interest (excluding interest accrued to, but excluding, the redemption date) of such Note that would be due after the related redemption date but for the redemption.
“S&P” means S&P Global Ratings, and its successors.
“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
“Wholly-Owned Domestic Manufacturing Subsidiary” means any subsidiary of which, at the time of determination, all of the outstanding capital stock (other than directors’ qualifying shares) is owned by Otis directly and/or indirectly and which, at the time of determination, is primarily engaged in manufacturing, except a subsidiary that (a) neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States, (b) is engaged primarily in the finance business, including, without limitation thereto, financing the operations of, or the purchase of products that are products of or incorporate products of, Otis and/or its subsidiaries, or (c) is primarily engaged in ownership and development of real estate, construction of buildings, or related activities, or a combination of the foregoing. In the event that there shall at any time be a question as to whether a subsidiary is primarily engaged in manufacturing or is described in the foregoing clause (a), (b) or (c), such matter shall be determined for all purposes of the Indenture by a board resolution.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO U.S. HOLDERS
The following is a general discussion of the material U.S. federal income tax considerations applicable to U.S. holders (as defined below) with respect to the purchase, ownership and disposition of Notes acquired in this offering, but it does not purport to be a complete analysis of all the potential tax considerations. This discussion is limited to the U.S. federal income tax consequences relevant to holders that acquire Notes in the initial offering at their original “issue price” (i.e., the first price at which a substantial amount of the Notes is sold to purchasers (other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for cash) and hold them as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not address tax consequences relevant to subsequent purchasers of the Notes. This discussion is based on current provisions of the Code, the Treasury regulations promulgated thereunder, judicial decisions and administrative rulings and published positions of the IRS, each as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.
This discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances and does not apply to holders that are not U.S. holders, nor does it apply to holders subject to special rules under the U.S. federal income tax laws (including, for example, banks or other financial institutions, dealers in securities or currencies, traders in securities that elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, grantor trusts, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, real estate investment trusts, regulated investment companies, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, U.S. holders having a “functional currency” other than the U.S. dollar, holders who hold Notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction, “controlled foreign corporations,” “passive foreign investment companies,” and persons required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement). This discussion also does not address any considerations under U.S. federal tax laws other than those pertaining to the income tax, nor does it address any considerations under any state, local or non-U.S. tax laws. In addition, this discussion does not address the tax consequences of the ownership and disposition of the Notes arising under the unearned income Medicare contribution tax nor, except as specifically described below, any considerations with respect to the Foreign Account Tax Compliance Act of 2010 (including the Treasury regulations promulgated thereunder and any intergovernmental agreements entered in connection therewith and any laws, regulations or practices adopted in connection with any such agreement) (collectively, “FATCA”). Prospective investors should consult with their own tax advisors as to the particular tax consequences to them of the purchase, ownership and disposition of the Notes, including with respect to the applicability and effect of any U.S. federal, state, local or non-U.S. income tax laws or any tax treaty, and any changes (or proposed changes) in tax laws or interpretations thereof.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any person that for U.S. federal income tax purposes is treated as a partner in a partnership holding Notes should consult his, her or its tax advisor regarding the tax consequences of the purchase, ownership and disposition of Notes.
THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF THE NOTES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING WITH RESPECT TO THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR NON-U.S. INCOME TAX LAWS OR ANY TAX TREATY.
Effect of Certain Contingencies
The terms of the Notes provide for payments by us in excess of stated interest or principal, or prior to their scheduled payment dates, under certain circumstances, for instance, as described under the heading

“Description of the Notes—Additional Amounts” and “Description of the Notes—Offer to Purchase Upon Change of Control Triggering Event.” The possibility of such payments may implicate special rules under Treasury regulations governing “contingent payment debt instruments.” According to those Treasury regulations, the possibility that such payments of excess or accelerated amounts will be made will not cause the Notes to be treated as contingent payment debt instruments (and will not affect the amount of income a holder recognizes in advance of the payment of such excess or accelerated amounts) if, in the aggregate, there is only a remote chance as of the date the Notes are issued that any of such payments will be made. We believe and intend to take the position that the likelihood that such payments will be made is remote within the meaning of the applicable Treasury regulations. Our position that these contingencies are remote is binding on a holder unless such holder discloses its contrary position to the IRS in the manner required by applicable Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a holder might be required to, among other things, accrue interest income based on a projected payment schedule and comparable yield, which would be in excess of stated interest, and treat as ordinary income rather than capital gain any income realized on the taxable disposition of a Note. In the event a contingency described above occurs, it could affect the amount, timing and character of the income or loss recognized by a holder. Prospective holders should consult their own tax advisors regarding the tax consequences if the Notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the Notes will not be considered contingent payment debt instruments.
U.S. Holders
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust (a) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

Payments of Interest
It is anticipated, and this discussion assumes, that the issue price of the Notes will be equal to the stated principal amount or, if the issue price is less than the stated principal amount, the difference will be a de minimis amount (as set forth in the applicable Treasury regulations). Interest on a Note generally will be taxable to a U.S. holder as ordinary interest income at the time it is received or accrued, in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.
Subject to the discussion of exchange gain or loss below, interest income we pay on a Note will constitute foreign source income and will generally constitute “passive category income” for U.S. foreign tax credit purposes. A U.S. holder may be entitled to deduct or credit any non-U.S. withholding tax imposed on payments of interest, subject to complex limitations (including that the election to deduct or credit foreign taxes applies to all of a U.S. holder’s applicable foreign taxes for a particular tax year). A U.S. holder will generally be denied a foreign tax credit for foreign taxes imposed with respect to interest paid by us on a Note where such U.S. holder does not meet minimum holding period requirements. Prospective purchasers should consult their tax advisors concerning the applicability of the foreign tax credit and source of income rules to interest income we pay on the Notes.
Payments of interest on the Notes will be denominated in euros. A U.S. holder that uses the cash method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the euro amount of interest received (including amounts received upon disposition of a Note attributable to accrued but unpaid interest) translated at the spot exchange rate in effect on the date such payment is received by such U.S. holder, regardless of whether the payment is in fact converted into U.S. dollars on such date. A U.S. holder that uses the cash method of accounting for U.S. federal income tax purposes generally will not recognize any foreign currency exchange gain or loss upon receipt of such interest payment with respect to a Note.
A U.S. holder that uses the accrual method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of interest on a Note held by such U.S. holder that accrued during the relevant accrual period (or portion thereof within the U.S. holder’s taxable year). The U.S. dollar value of such accrued interest income generally is determined by translating such interest income at the average rate of exchange for such accrual period (or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year). Alternatively, such U.S. holder may elect to translate such interest income at the spot exchange rate on the last day of such accrual period (or, in the case of an accrual period that spans more than one taxable year, the spot exchange rate on the last day of the taxable year) or, if the last day of an accrual period is within five business days of the date of receipt of the payment in respect of the related accrued interest, a U.S. holder that has made such election may translate such accrued interest using the spot exchange rate on the date of receipt of such payment. The above election will apply to all debt obligations that a U.S. holder holds at the beginning of the first taxable year to which the election applies and to all debt instruments that the U.S. holder subsequently acquires. A U.S. holder may not revoke this election without the consent of the IRS. A U.S. holder that uses the accrual method of accounting for U.S. federal income tax purposes generally will recognize foreign currency exchange gain or loss with respect to such accrued interest income on the date the payment in respect of such interest income is received (including amounts received upon a disposition of a Note attributable to accrued but unpaid interest) if there is any difference between the exchange rate used to determine such interest income and the exchange rate on the date such payment is received (or the Note is disposed of). Such foreign currency exchange gain or loss generally will be treated as ordinary income or loss from sources within the United States. If such U.S. holder receives a payment of interest in U.S. dollars, then the U.S. dollar amount received may not be equal to the U.S. dollar amount required to be recognized as interest income under the rules discussed above. Any difference between such amounts will give rise to foreign currency exchange gain or loss and be taxed as described above.
Sale, Exchange, Redemption or Other Taxable Disposition of the Notes
A U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a Note equal to the difference, if any, between (a) the sum of the cash and the fair market value of any property received on such disposition (other than amounts properly attributable to accrued but unpaid interest, which amounts will be treated as interest income as described above under “—Payments of Interest”) and (b) such U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will be equal to the amount that such U.S. holder paid for the Note, determined in U.S. dollars. A U.S. holder that receives euros on the sale, exchange, redemption or other taxable disposition of a Note generally will have an amount realized equal to the U.S. dollar value of such euros translated at the spot rate of exchange on the date of such sale, exchange, redemption or other taxable disposition (or, if such Note is treated as traded on an established securities market, at the spot rate of exchange on the settlement date in the case of a cash basis or electing accrual basis taxpayer). A U.S. holder generally will realize foreign currency exchange gain or loss upon such sale, exchange, redemption or other taxable disposition of a Note (as ordinary income or loss from sources within the United States) if there is any difference between (1) the spot rate of exchange on the date such U.S. holder acquired such Note and (2) the spot rate of exchange on the date such Note is disposed of or the date the payment in respect of such sale, exchange, redemption or other taxable disposition is received, as applicable. Such foreign currency exchange gain or loss generally will be treated as ordinary income or loss from sources within the United States. Such foreign currency exchange gain or loss, together with any foreign currency exchange gain or loss realized on such disposition in respect of accrued but unpaid interest, generally will be realized only to the extent of the total gain or loss realized by such U.S. holder on such disposition. Any such total gain or loss not treated as foreign currency exchange gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss, if, at the time of such disposition, the U.S. holder will have held the Note for a period of more than one year. The deductibility of capital losses is subject to limitations.
A U.S. holder that determines its amount realized in connection with the sale, exchange, redemption or other taxable disposition of a Note by reference to the spot rate of exchange on the date of such sale, exchange, redemption or other taxable disposition (rather than on the settlement date) generally will be required to recognize foreign currency exchange gain or loss (taxable as ordinary income or loss) upon receipt of euros from such sale, exchange, redemption or other taxable disposition equal to the difference between (1) the U.S. dollar value of the euro amount realized based on the spot rate of exchange on the date of such sale, exchange, redemption or other taxable disposition and (2) the U.S. dollar value of the euro amount realized based on the spot rate of exchange on the settlement date.
Conversion or Other Taxable Disposition of Foreign Currency
A U.S. holder generally will have a tax basis in the euros received as interest on or upon a sale, exchange, redemption or other taxable disposition of a Note equal to the U.S. dollar value of such euros when such euros are received. On a conversion or other taxable disposition of such euros, such U.S. holder generally will recognize gain or loss in an amount equal to the difference, if any, between (a) the amount of U.S. dollars or the fair market value in U.S. dollars of any other property received and (b) such U.S. holder’s tax basis in such euros. Any such gain or loss generally will be treated as ordinary income or loss from sources within the United States.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments of interest on the Notes and to the proceeds of a sale or other taxable disposition of a Note paid to a U.S. holder unless the U.S. holder is an exempt recipient. U.S. federal backup withholding (currently, at a rate of 24% for payments made before January 1, 2026) generally will apply to such payments if the U.S. holder fails to provide the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding or to otherwise establish an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any; provided that the required information is furnished timely to the IRS.
Reportable Transactions
A U.S. holder that participates in any “reportable transaction” (as defined in applicable Treasury regulations) must attach to its U.S. federal income tax return a disclosure statement on IRS Form 8886. Under these Treasury regulations, a U.S. holder that recognizes a foreign currency exchange loss with respect to the Notes would be required to report the loss on IRS Form 8886 (Reportable Transaction Disclosure Statement) if the loss exceeds the thresholds set forth in the Treasury regulations. U.S. holders should consult their own tax advisors as to the possible obligation to file IRS Form 8886 reporting foreign currency exchange loss arising from the Notes or any amounts received with respect to the Notes.
Information Reporting With Respect to Foreign Financial Assets
Certain U.S. holders that are individuals (and certain entities) that own “specified foreign financial assets” with an aggregate value in excess of certain thresholds are generally required to file an information report with respect to such assets with their tax returns, subject to certain exceptions. The Notes may constitute specified foreign financial assets subject to these reporting requirements (unless the Notes are held in an account at certain financial institutions). U.S. holders are urged to consult their tax advisors regarding the application of these rules to their ownership of the Notes.

MATERIAL LUXEMBOURG TAX CONSIDERATIONS
The following is a summary of material Luxembourg tax considerations of purchasing, owning and disposing of the Notes. It does not purport to be a comprehensive description of all tax considerations that may be relevant to a decision to purchase or sell the Notes. It should be read in conjunction with “Risk Factors.” It is based on the laws, regulations, and administrative and judicial interpretations presently in force in Luxembourg, although it is not intended to be, nor should it be construed to be, legal or tax advice or to cover any and all types of investors. Potential investors in the Notes should therefore consult their own professional advisors as to the effects of state, local or foreign laws, including Luxembourg tax law, to which they may be subject.
Please be aware that the residence concept used under the respective headings below applies for Luxembourg income tax and net wealth tax assessment purposes only. Any reference in the present section to a tax, duty, levy, impost or other charge or withholding of a similar nature refers to Luxembourg tax law and/or concepts only. Also, please note that a reference to Luxembourg income tax generally encompasses corporate income tax (impôt sur le revenu des collectivités), municipal business tax (impôt commercial communal) and a solidarity surcharge (contribution au fonds pour l’emploi) as well as personal income tax (impôt sur le revenu). Investors may further be subject to net wealth tax (impôt sur la fortune) as well as other duties, levies or taxes. Corporate income tax and municipal business tax as well as the solidarity surcharge invariably apply to most corporate taxpayers resident of Luxembourg for tax purposes. Individual taxpayers are generally subject to personal income tax and the solidarity surcharge. Under certain circumstances, where an individual taxpayer acts in the course of the management of a professional or business undertaking, municipal business tax may apply as well.
Withholding tax
(i)	Nonresident Noteholders.
Under Luxembourg general tax laws currently in force, there is no withholding tax on payments of principal, premium or non-participating interests made to Luxembourg non-resident holders of the Notes, nor on accrued but unpaid non-participating interests in respect of the Notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of Notes held by Luxembourg non-resident holders.
(ii)	Resident Noteholders.
Under Luxembourg general tax laws currently in force and subject to the law of December 23, 2005, as amended (the “December Law”), mentioned below, there is no withholding tax on payments of principal, premium or interest made to Luxembourg resident holder of Notes, nor on accrued but unpaid interest in respect of the Notes nor is any Luxembourg withholding tax payable upon redemption or repurchase of Notes held by Luxembourg resident Noteholders.
Under the December Law, payments of interest or similar income made by a paying agent (within the meaning of the December Law) established in Luxembourg to or for the benefit of an individual beneficial owner who is a Luxembourg resident investor may be subject to a final tax of 20%. Such withholding tax will be in full discharge of income tax if the individual beneficial owner is an individual acting in the course of the management of his/her private wealth. Responsibility for the withholding and payment of the tax will be assumed by the Luxembourg paying agent. Payment of interest under the Notes coming within the scope of the December Law will be subject to a withholding tax at a rate of 20%.
An individual beneficial owner of interest or similar income (within the meaning of the December Law) who is a resident of Luxembourg may opt in accordance with the December Law to self declare and pay a final tax of 20% when he/she receives such interest or similar income from a paying agent established in another EU Member State or in a member state of the EEA which is not an EU Member State. In such case, the 20% levy is calculated on the same amounts as for the payments made by Luxembourg resident paying agent. The option for the 20% final levy must cover all payments of interest or similar income made by the paying agent to the Luxembourg resident beneficial owner during the entire civil year. The individual resident who is the beneficial owner of interest is responsible for the declaration and the payment of the 20% final tax.

Income taxation
(i)	Nonresident Noteholders
Nonresident Noteholders, not having a permanent establishment, a permanent representative or a fixed place of business in Luxembourg to which the Notes or income thereon are attributable, are not subject to Luxembourg income taxes on interest accrued or received, redemption premiums or issue discounts, under the Notes nor on capital gains realized on the disposal or redemption of the Notes. Nonresident corporate holders or an individual holder of Notes acting in the course of the management of a professional or business undertaking, who have a permanent establishment, a permanent representative or a fixed place of business in Luxembourg to which or to whom the Notes or income therefrom are attributable are subject to Luxembourg income tax on interest accrued or received, redemption premiums or issue discounts, under the Notes and on any gains realized upon the sale or disposal of the Notes.
(ii)	Resident Noteholders
Noteholders who are residents of Luxembourg will not be liable for any Luxembourg income tax on repayment of principal, if they subscribed or acquired the Notes at par.
Individuals
A resident Noteholder, acting in the course of the management of his/her private wealth, is subject to Luxembourg income tax in respect of interest or similar income received, redemption premiums or issue discounts, under the Notes, except if (i) withholding tax has been levied on such payments in accordance with the December Law, or (ii) the individual holder of the Notes has opted for the application of a 20% tax in full discharge of income tax in accordance with the December Law, which applies if a payment of interest has been made by a paying agent established in another EU Member State or in a member state of the EEA which is not an EU Member State.
A gain realized by an individual Noteholder, acting in the course of the management of his/her private wealth, upon the sale or disposal, in any form whatsoever, of Notes is not subject to Luxembourg income tax, provided this sale or disposal took place more than six months after the Notes were acquired. However, any portion of such gain corresponding to accrued but unpaid interest income is subject to Luxembourg income tax, except if tax has been levied on such interest in accordance with the December Law.
Gains realized upon a disposal of the Notes by an individual Noteholder acting in the course of the management of a professional or business undertaking and who is resident of Luxembourg for tax purposes are subject to Luxembourg income taxes.
Corporations
A corporate resident Noteholder must include any interest accrued or received, any redemption premium or issue discount, as well as any gain realized on the sale or disposal, in any form whatsoever, of the Notes, in its taxable income for Luxembourg income tax assessment purposes.
Luxembourg corporate resident Noteholders who benefit from a special tax regime, such as, for example, (i) an undertaking for collective investment subject to the amended law of December 17, 2010, (ii) a specialized investment fund governed by the amended law of February 13, 2007, (iii) a family wealth management company governed by the amended law of May 11, 2007 or (iv) a reserved alternative investment fund governed by the law of July, 23 2016 not having elected for the regime of investment company in risk capital, are exempt from income taxes in Luxembourg and thus income derived from the Notes, as well as gains realized thereon, are not subject to Luxembourg income taxes.
Net wealth taxation
Individuals
An individual Noteholder, whether he/she is resident in Luxembourg or not, is not subject to Luxembourg net wealth tax on such Notes.

Corporations
Luxembourg resident corporate Noteholders and non-resident Noteholders who have a permanent establishment or a permanent representative in Luxembourg to which the Notes are attributable, are subject to Luxembourg net wealth tax on such Notes, except if the Noteholder is (i) an undertaking for collective investment subject to the amended law of December 17, 2010, (ii) a securitization company governed by the amended law of March 22, 2004 on securitization (save for the minimum net wealth tax), (iii) a company governed by the amended law of June 15, 2004 on venture capital vehicles (save for the minimum net wealth tax), (iv) a specialized investment fund governed by the amended law of February 13, 2007, (v) a family wealth management company governed by the amended law of May 11, 2007 or (vi) a reserved alternative investment fund governed by the law of July 23, 2016 on reserved alternative investment funds (save for the minimum net wealth tax applicable to reserved alternative investment funds having elected for the regime of investment company in risk capital governed by the law of June 15, 2004 on venture capital vehicles).
Other taxes
There is no Luxembourg registration tax, stamp duty or any other similar tax or duty payable in Luxembourg by the Noteholders as a consequence of the issuance of the Notes, nor will any of these taxes be payable as a consequence of a subsequent transfer, redemption or repurchase of the Notes. However, a registration duty may apply if the Notes are registered. A registration is required if the Notes (i) are appended to a deed which is mandatorily subject to registration or (ii) are lodged with the notary for his records (déposés au rang des minutes d’un notaire). Finally, registration of the Notes may be made on a voluntary basis.
Where a Noteholder is a resident of Luxembourg for tax purposes at the time of his/her death, the Notes are included in his/her taxable estate for inheritance tax assessment purposes.
Gift tax may be due on a gift or donation of Notes if embodied in a Luxembourg deed or recorded in Luxembourg.
European Information Exchange Regimes
The Organisation for Economic Co-operation and Development has developed a new global standard for the automatic exchange of financial information between tax authorities (the “CRS”). Luxembourg is a signatory jurisdiction to the CRS and has conducted its first exchange of information with tax authorities of other signatory jurisdictions in September 2017, as regards reportable financial information gathered in relation to fiscal year 2016. The CRS has been implemented in Luxembourg via the law dated 18 December 2015 concerning the automatic exchange of information on financial accounts and tax matters and implementing the EU Directive 2014/107/EU.
The CRS regulations may impose obligations on the Issuer and the Noteholders, if the Issuer is considered as a Reporting Financial Institution (e.g. an Investment Entity) under the CRS, so that the latter could be required to conduct due diligence and obtain (among other things) confirmation of the tax residency, tax identification number and CRS classification of Noteholders in order to fulfil its own legal obligations.
FATCA
Luxembourg has entered into a Model I Intergovernmental Agreement implemented by the Luxembourg law of 24 July 2015 (as amended) which requires Financial Institutions located in Luxembourg to report, when required, information on Financial Accounts held by Specified US Persons, if any, to the Luxembourg tax authorities.
The FATCA regulations may impose obligations on the Issuer and the Noteholders, if the Issuer is considered as a Reporting Financial Institution (e.g. an Investment Entity) under FATCA, so that the latter could be required to conduct due diligence and obtain (among other things) confirmation of the tax residency, tax identification number and FATCA classification of Noteholders in order to fulfil its own legal obligations.

UNDERWRITING (CONFLICT OF INTEREST)
Subject to the terms and conditions of the underwriting agreement for the Notes, dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase from the Issuer the principal amount of Notes listed opposite its name below.

Underwriters	Principal Amount of Notes
HSBC Continental Europe	€102,000,000
J.P. Morgan Securities plc	102,000,000
Morgan Stanley & Co. International plc	102,000,000
SMBC Bank International plc	102,000,000
BofA Securities Europe SA	59,500,000
Citigroup Global Markets Limited	59,500,000
Goldman Sachs & Co. LLC	59,500,000
Banco Santander, S.A.	25,500,000
Barclays Bank PLC	25,500,000
BNP PARIBAS	25,500,000
Commerzbank Aktiengesellschaft	25,500,000
Deutsche Bank Aktiengesellschaft	25,500,000
Intesa Sanpaolo IMI Securities Corp.	25,500,000
Loop Capital Markets LLC	25,500,000
Société Générale	25,500,000
UniCredit Bank GmbH	25,500,000
Academy Securities, Inc.	11,334,000
ICBC Standard Bank Plc	11,333,000
Westpac Banking Corporation	11,333,000
Total	€850,000,000

The underwriting agreement provides that the obligations of the several underwriters to purchase the Notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the Notes offered by this prospectus supplement if any of these Notes are purchased. The underwriters may offer and sell Notes through certain of their affiliates. The offering of the Notes by the underwriters is subject to receipt and acceptance by the underwriters and subject to the underwriters’ right to reject any order in whole or in part.
We have been advised by the representatives of the underwriters that the underwriters propose to offer the Notes to the public at the public offering prices set forth on the cover of this prospectus supplement and to dealers at prices that represent a concession not in excess of 0.240% of the principal amount of the Notes. These dealers may re-allow a concession of not more than 0.160% of the principal amount of the Notes to other dealers. After the initial public offering, the representatives of the underwriters may change the offering prices and other selling terms.
The following table shows the underwriting discount we will pay to the underwriters in connection with this offering per note and in the aggregate.

Underwriting Discount Paid by the Issuer
Per Note	0.400%
Total	€3,400,000

We estimate that our share of the total expenses of this offering, excluding the underwriting discount, will be approximately $2.5 million.
The Issuer and Otis have agreed to indemnify the several underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

We expect that delivery of the Notes will be made against payment therefor on or about the closing date of this offering specified on the cover page. The closing is expected to occur on November 19, 2024, which is four business days after the date of this prospectus supplement (this settlement cycle being referred to as “T+4”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Notes on any date prior to the date that is one business day before delivery of the Notes will be required, by virtue of the fact that the Notes initially will settle in T+4, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement, and so should consult their own advisors.
The Notes constitute a new issue of securities for which there is no established trading market. We intend to apply to list the Notes on the New York Stock Exchange (the “NYSE”). The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation to maintain it, and we may delist the Notes at any time.
In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters may close out any short position by purchasing Notes in the open market. A short position is more likely to be created if underwriters are concerned that there may be downward pressure on the price of the Notes in the open market prior to the completion of the offering.
Stabilizing transactions consist of various bids for or purchases of the Notes made by the underwriters in the open market prior to the completion of the offering.
In connection with this offering, J.P. Morgan Securities plc (the “stabilizing manager”) (or any person acting on behalf of the stabilizing manager) may over-allot or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail. This stabilizing, if commenced, may be discontinued at any time. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the Notes is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue date of the Notes and 60 days after the date of the allotment of the Notes. Any stabilization action or over-allotment must be conducted by the stabilizing manager (or any person acting on behalf of the stabilizing manager) in accordance with all applicable laws and rules.
The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased Notes sold by or for the account of that underwriter in stabilizing or short-covering transactions.
Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market prices of the Notes. In addition, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market prices of the Notes. As a result, the prices of the Notes may be higher than the prices that might otherwise exist in the open market. These transactions may be effected in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Notes constituting part of its allotment solely outside the United States.
The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, corporate trust, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, investment banking and financial and other advisory services for us and our affiliates from time to time for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may engage in transactions with and perform services for us and our affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.
In addition, for our U.S.$1.5 billion Revolving Credit Facility, dated March 10, 2023 (as amended, the “Revolving Credit Facility”), JPMorgan Chase Bank, N.A. acts as an administrative agent, joint lead arranger and a joint bookrunner, BofA Securities, Inc. acts as a joint lead arranger and joint bookrunner, Bank of America, N.A. acts as a syndication agent, each of Citibank, N.A. and Sumitomo Mitsui Banking Corporation acts as a joint lead arranger, joint bookrunner and syndication agent, Goldman Sachs Bank USA acts as a documentation agent, HSBC Securities (USA) Inc. acts as a joint lead arranger and a joint bookrunner, HSBC Bank USA, National Association acts as a syndication agent and Morgan Stanley Bank, N.A. acts as a documentation agent. Affiliates of certain of the underwriters are lenders under the Revolving Credit Facility.
In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account or the account of customers. Such investment and securities activities may involve securities and instruments of the issuer or its affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflict of Interest
As described in “Use of Proceeds,” the net proceeds of this offering are expected to be used to repay a portion of our outstanding indebtedness, including the 2025 Notes and a portion of our commercial paper. To the extent that any of the underwriters or their respective affiliates own and/or hold any of our outstanding debt, including the 2025 Notes and a portion of our commercial paper, they may receive a portion of the net proceeds from this offering used to retire such debt. Certain of the underwriters and their affiliates may therefore receive 5% or more of the net proceeds of this offering due to the repayment of such indebtedness. Therefore, such underwriters are deemed to have a conflict of interest within the meaning of Financial Industry Regulatory Authority (“FINRA”) Rule 5121. Accordingly, this offering will be conducted in accordance with FINRA Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required because the notes offered are investment grade rated, as that term is defined in the rule.
Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Prohibition of Sales to EEA Retail Investors
The Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:
(a)	the expression “retail investor” means a person who is one (or more) of the following:
i.	retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
ii.	a customer within the meaning of Directive 2016/97/EU (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; and
(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation. For the purposes of these provisions, “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
Prohibition of sales to UK Retail Investors
The Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the United Kingdom. For the purposes of this provision:
(a)	the expression “retail investor” means a person who is one (or more) of the following:
i.	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or
ii.
a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (as amended, the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation. For purposes of these provisions, “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of EUWA (as amended).
In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at persons who (a) have professional experience in matters relating to investments falling within Article 19(5) of the

Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) and/or (b) are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement or the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement and accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the Notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.
The Notes may not be offered for sale, nor may application for the sale or purchase or any Notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement and accompanying prospectus nor any other offering material or advertisement relating to the Notes may be distributed or published in Australia unless, in each case:
(a)
the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)
the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)
the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and
(e)	such action does not require any document to be lodged with ASIC or the ASX.
Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong
No underwriter (a) has offered or sold, or will offer or sell, in Hong Kong, by means of any document, the Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made under that Ordinance or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance or (b) has issued or had in its possession for the purposes of issue, or will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended, the “FIEL”). Each underwriter will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.
South Korea
The Notes have not been and will not be registered with the Financial Services Commission of the Republic of Korea (“Korea”) under the Financial Investment Services and Capital Markets Act. Accordingly, the Notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. In addition, within one year following the issuance of the Notes, the Notes may not be transferred to any resident of Korea unless the purchaser of the Notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.
Singapore
Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore (“MAS”). Accordingly, each underwriter has represented and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (b) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of Notes, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) that the Notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products). “CMP Regulations 2018” means the Securities and Futures (Capital Markets Products) Regulations 2018.

Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Taiwan
The Notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to applicable securities laws and regulations and may not be sold, issued or offered in Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan is authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the Notes in Taiwan. The Notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered or sold in Taiwan. No subscription or other offer to purchase the Notes shall be binding on the Issuer until received and accepted by the Issuer or any underwriter outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

VALIDITY OF THE NOTES
The validity of the Notes will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York. NautaDutilh Avocats Luxembourg S.à r.l. will pass upon certain legal matters for us related to Luxembourg law. Certain legal matters will be passed upon for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
With respect to the unaudited financial information of Otis and its subsidiaries for the three-month periods ended March 31, 2024 and 2023, the three-month and six-month periods ended June 30, 2024 and 2023, and the three-month and nine-month periods ended September 30, 2024 and 2023, incorporated by reference in this prospectus supplement, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 25, 2024, July 25, 2024 and October 31, 2024 incorporated by reference herein state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus do not contain all of the information included in the related registration statement on Form S-3 ASR (File No. 333-270834). Parts of the registration statement have been omitted in accordance with the rules and regulations of the SEC. In addition, statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are not necessarily complete. For further information, please refer to the registration statement on Form S-3 ASR, including its exhibits.
Otis files annual, quarterly and current reports, proxy statements and other information with the SEC.
The following Otis documents are incorporated by reference:
1.	Otis’ Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 2, 2024;
2.
the portions of Otis’ Definitive Proxy Statement filed on April 5, 2024, pursuant to Section 14 of the Exchange Act that are incorporated by reference into its Annual Report on Form 10-K for the year ended December 31, 2023;

3.
Otis’ Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024, and September 30, 2024, filed on April 25, 2024, July 25, 2024 and October 31, 2024, respectively; and

4.	Otis’ Current Reports on Form 8-K filed on May 20, 2024, July 19, 2024 and September 20, 2024.
We also incorporate by reference all documents Otis files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement and the accompanying prospectus (other than in each case, unless otherwise indicated, documents or information deemed to have been furnished and not filed in accordance with SEC rules).
This prospectus supplement does not contain or incorporate by reference separate financial statements for Highland because Highland is a subsidiary of Otis that is indirectly wholly-owned by Otis, and Otis files consolidated financial information under the Exchange Act. The financial condition, results of operations and cash flows of Highland are consolidated in the financial statements of Otis. The financial information presented or incorporated by reference in this prospectus supplement and the accompanying prospectus has been prepared in accordance with Generally Accepted Accounting Principles in the United States.
The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and later information filed with the SEC will update and supersede information in prior filings.
Otis also maintains an Internet site at www.Otis.com. Otis’ website and the information contained therein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in making an investment decision.
Otis Worldwide Corporation and its subsidiaries’ names, abbreviations thereof, logos, and product and service designators are all either the registered or unregistered trademarks or trade names of Otis Worldwide Corporation and its subsidiaries. Names, abbreviations of names, logos, and products and service designators of other companies are either the registered or unregistered trademarks or trade names of their respective owners.
Otis’ registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801.

PROSPECTUS

OTIS WORLDWIDE CORPORATION
Common Stock
Debt Securities
Preferred Stock
Units
Warrants
HIGHLAND HOLDINGS S.À R.L.
Debt Securities
fully and unconditionally guaranteed by Otis Worldwide Corporation
Unless the context requires otherwise, in this prospectus we use the terms “the Company,” “Otis,” “we,” “us” and “our” to refers to Otis Worldwide Corporation, a Delaware corporation, and not its subsidiaries.
Otis may offer and sell, from time to time, its common stock, debt securities, preferred stock, unit or warrants or such securities may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future.
Highland Holdings S.à r.l. (“Highland”), an indirect wholly-owned consolidated subsidiary of Otis, may offer and sell, from time to time, its debt securities, which will be fully and unconditionally guaranteed by Otis.
The applicable issuer will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest in the securities described in the applicable prospectus supplement.
Otis’ common stock is listed on the New York Stock Exchange under the symbol “OTIS.”
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.
Investing in the securities of Otis and Highland involves risks. You should carefully consider the risk factors referred to on page 7 of this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference or deemed incorporated by reference in this prospectus and any applicable prospectus supplement before you invest in Otis’ or Highland’s securities.
None of the U.S. Securities and Exchange Commission (the “SEC”), the Luxembourg Financial Sector Supervisory Authority (the Commission de Surveillance du Secteur Financier) or any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus does not constitute a prospectus within the meaning of the EU Prospectus Regulation or the Luxembourg law dated July 16, 2019 on prospectuses for securities (Loi relative aux prospectus pour valeurs mobilières). No offer of securities of Highland to the public is made, or will be made, that requires the publication of a prospectus pursuant to the EU Prospectus Regulation. This document has not been reviewed or approved by any competent authority for the purposes of the EU Prospectus Regulation. For these purposes, the EU Prospectus Regulation means Regulation 2017/1129/EU of the European Parliament and of the Council of June 14, 2017, as amended.
For the avoidance of doubt, articles 470-1 to 470-19 of the Luxembourg law of August 10, 1915, on commercial companies, as amended will not apply in respect of the debt securities issued by Highland.
Prospectus dated March 24, 2023.

i

ABOUT OTIS WORLDWIDE CORPORATION
Otis Worldwide Corporation is the world’s leading elevator and escalator manufacturing, installation and service company. Our operations are organized into two segments: New Equipment and Service. The New Equipment segment designs, manufactures, sells and installs a wide range of passenger and freight elevators, as well as escalators and moving walkways, for residential, commercial and infrastructure projects. The Service segment provides maintenance and repair services, as well as modernization services to upgrade elevators and escalators.
Otis (New York Stock Exchange: OTIS) is a Delaware corporation and was incorporated on March 1, 2019 in connection with the separation and distribution (“Separation”) of each of Otis and Carrier Global Corporation (“Carrier”) from United Technologies Corporation, subsequently renamed Raytheon Technologies Corporation (“UTC” or “RTX”, as applicable) into separate independent publicly-traded companies. On April 3, 2020, Otis became an independent publicly-traded company through a pro-rata distribution of 0.5 shares of Common Stock for every share of UTC common stock held at the close of business on the record date of March 19, 2020 (the “Distribution”).
Otis’ principal executive offices are located at One Carrier Place, Farmington, Connecticut 06032, and its telephone number at that location is (860) 674-3000.
ABOUT HIGHLAND HOLDINGS S.À R.L.
Highland Holdings S.à r.l. (“Highland”) is a private limited liability company (société à responsabilité limitée) incorporated on August 16, 2019 under the laws of the Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under number B237108. Highland’s registered office is at 6, rue Jean Monnet, L-2180 Luxembourg, and its telephone number is +352-427-171-3154.
All of the outstanding shares of Highland are owned indirectly by Otis.
Highland’s principal purposes, as specified in its governing documents, may be summarized as follows: the direct and indirect acquisition, holding, development and management of certain of Otis’ Luxembourg and/or foreign entities. This includes the provision of financial assistance to the entities in which Highland holds interests, such as making loans and guaranteeing debt or other securities; using its funds to invest in real estate, intellectual property rights or other assets; borrowing funds and issuing bonds or notes; and carrying out other commercial, industrial or financial activities it deems useful in or appropriate to its purposes. Highland also may hold any position as, and exercise the functions of, general partner, manager or director in any company with a registered office in the Grand Duchy of Luxembourg that belongs to the same group of companies as Highland.
Highland has subsidiaries in multiple jurisdictions. For more information, see below under “Summarized Financial Information.”
ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed on Form S-3 with the SEC under a “shelf” registration process. Under this shelf registration process, Otis and/or certain selling securityholders may, from time to time, offer and sell, either separately or together, common stock, debt securities, preferred stock units and/or warrants in one or more offerings, and Highland may, from time to time, offer and sell debt securities, which will be fully and unconditionally guaranteed by Otis.
Each time Otis, Highland and/or any selling securityholder offers and sells securities, it will provide a prospectus supplement or other type of offering document or supplement (together referred to herein as a “prospectus supplement”) that will contain specific information about the terms of that offering. Any applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in such applicable prospectus supplement or free writing prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
This prospectus and any prospectus supplement may contain summaries of certain provisions contained in documents described in this prospectus or any prospectus supplement. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
You should rely only on the information contained or incorporated or deemed incorporated by reference in this prospectus, in any applicable prospectus supplement or in any free writing prospectus filed by Otis or Highland with the SEC. Neither Otis nor Highland has authorized anyone to provide any information other than that contained in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of Otis or Highland or to which Otis or Highland may have referred you. Neither Otis nor Highland takes any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither Otis nor Highland has authorized any other person to provide you with different or additional information, and is not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date hereof or, in the case of information incorporated or deemed incorporated by reference herein, as of the date thereof, regardless of the time of delivery of the prospectus or any sale of securities. Otis’ and Highland’s business, financial condition, results of operations and prospects may have changed since the date of such information.

WHERE YOU CAN FIND MORE INFORMATION
Otis files annual, quarterly, and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other materials that are filed through the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System or any successor thereto. This website can currently be accessed at www.sec.gov. You can find information Otis has filed with the SEC by reference to file number 001-39221. Such documents, reports and information are also available on Otis’ website: www.otis.com. Information on Otis’ website does not constitute part of, and is not incorporated by reference in, this prospectus or any accompanying prospectus supplement.
This prospectus does not contain or incorporate by reference separate financial statements for Highland because Highland is a subsidiary of Otis that is indirectly wholly-owned by Otis, and Otis files consolidated financial information under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The financial condition, results of operations and cash flows of Highland are consolidated in the financial statements of Otis.
The SEC allows issuers to “incorporate by reference” the information filed with it, which means that Otis and Highland can disclose important information to you by referring you to those documents. The information that Otis and Highland incorporate by reference is an important part of this prospectus, and later information that Otis and Highland file with the SEC will automatically update and supersede this information. We also incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items, until the termination of the offering under this prospectus. The following documents are incorporated herein by reference:
1.	Otis’ Annual Report on Form 10-K for the year ended December 31, 2022;
2.	Otis’ Current Reports on Form 8-K filed on February 27, 2023 and March 10, 2023 (other than the portions of those documents not deemed to be filed); and
3.
The description of Otis’ common stock contained in Exhibit 4.6 to Otis’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and any other amendments and reports filed for the purpose of updating such description.

Otis will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any document incorporated by reference into this prospectus, other than exhibits to any such document not specifically described above, by oral request or by written request at the following address:
Otis Worldwide Corporation
Investor Relations
One Carrier Place
Farmington, Connecticut 06032
(860) 674-3000
You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement hereto. Neither Otis nor Highland is making an offer of the securities in any jurisdiction where the offer is not permitted.

CAUTIONARY NOTE CONCERNING FACTORS THAT MAY AFFECT FUTURE RESULTS
This prospectus and other materials Otis has filed or will file with the SEC contain or incorporate by reference statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for Otis’ future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “medium-term,” “near-term,” “confident,” “goals” and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, dividends, share repurchases, tax rates, R&D spend, credit ratings, net indebtedness and other measures of financial performance or potential future plans, strategies or transactions, or statements that relate to climate change and our intent to achieve certain ESG targets or goals, including operational impacts and costs associated therewith, and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, Otis claims the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation:
•
the effect of economic conditions in the industries and markets in which Otis and its businesses operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices and other inflationary pressures, interest rates and foreign currency exchange rates, levels of end market demand in construction, pandemic health issues (including COVID-19 and variants thereof and the ongoing economic recovery therefrom and their effects on, among other things, global supply, demand and distribution), natural disasters (whether as a result of climate change or otherwise) and the financial condition of Otis’ customers and suppliers;

•
the effect of changes in political conditions in the U.S. and other countries in which Otis and its businesses operate, including the effects of the ongoing conflict between Russia and Ukraine and related sanctions and export controls, on general market conditions, commodity costs, global trade policies, currency exchange rates and stakeholder perception in the near term and beyond;

•	challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services;
•	future levels of indebtedness, capital spending and research and development spending;
•	future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure;
•
the timing and scope of future repurchases of Otis’ common stock, which may be suspended at any time due to various factors, including market conditions and the level of other investing activities and uses of cash;

•	fluctuations in prices and delays and disruption in delivery of materials and services from suppliers, whether as a result of COVID-19, the ongoing conflict between Russia and Ukraine or otherwise;
•	cost reduction or containment actions, restructuring costs and related savings and other consequences thereof;
•	new business and investment opportunities;
•	the outcome of legal proceedings, investigations and other contingencies;
•	pension plan assumptions and future contributions;
•	the impact of the negotiation of collective bargaining agreements and labor disputes and labor inflation in the markets in which Otis and its businesses operate globally;

•
the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which Otis and its businesses operate, including as a result of the ongoing conflict between Russia and Ukraine;

•	the ability of Otis to retain and hire key personnel;
•
the scope, nature, impact or timing of acquisition and divestiture activity, the integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs;

•
the determination by the Internal Revenue Service and other tax authorities that the distribution or certain related transactions in connection with the Separation should be treated as taxable transactions; and

•	our obligations and disputes that have or may hereafter arise under the agreements we entered into with RTX and Carrier in connection with the Separation.
The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the discussions under “Risk Factors.” Any forward-looking statement speaks only as of the date on which it is made, and Otis assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Additional information as to factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements is disclosed from time to time in Otis’ other filings with the SEC.

SUMMARIZED FINANCIAL INFORMATION
The debt securities to be issued by Highland will be guaranteed on an unsecured, unsubordinated basis by Otis, the ultimate parent company of Highland (the “parent guarantor”). Otis’ guarantee will be full and unconditional, and may be subject to certain conditions for release, which will be described in a prospectus supplement relating to the offering of such guaranteed debt securities. The other subsidiaries of Otis (the “non-guarantor subsidiaries”) are not registering guarantees of Highland’s debt securities. For a brief description of the general terms of the debt securities that Highland may offer and the guarantees that Otis, the parent guarantor, may offer, see the information under the heading “Description of Debt Securities of Highland Holdings S.à r.l.” and “Description of Guarantees of Otis Worldwide Corporation” in this prospectus. A prospectus supplement or other type of offering document or supplement will further contain specific information about the terms of the particular debt securities being offered. Holders of the guaranteed registered debt securities issued by Highland will have a direct claim only against Highland, as issuer, and Otis, as guarantor.
Summarized financial information of each of Otis and Highland on a standalone basis prepared and presented pursuant to the Securities and Exchange Commission Regulation S-X Rule 13-01, “Financial Disclosures about Guarantors and Issuers of Guaranteed Securities,” is set forth in our Annual Report on Form 10-K for the year ended December 31, 2022, incorporated by reference in this prospectus, and will be set forth, as required, in Otis’ subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q incorporated by reference in this prospectus.

RISK FACTORS
You should carefully consider any specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement, under the caption “Risk Factors” included in the Otis’ Annual Report on Form 10-K for the year ended December 31, 2022 and in any of Otis’ subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q incorporated by reference in this prospectus, before making an investment decision. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS
The net proceeds from the sales of the securities will be set forth in the applicable prospectus supplement. Unless the applicable prospectus supplement specifies otherwise, Otis will not receive any of the proceeds from a sale of securities by any selling securityholder.

PLAN OF DISTRIBUTION
Otis, Highland and/or any selling securityholders may sell securities, separately or in combination, in one or more of the following ways:
•	to or through underwriting syndicates represented by managing underwriters;
•	through one or more underwriters without a syndicate for them to offer and sell to the public;
•	through dealers or agents; or
•	directly to investors.
The securities Otis, Highland and/or the selling securityholders distribute by any of these methods may be sold to the public, in one or more transactions, either:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.
Otis and/or Highland may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If Otis and/or Highland sells securities to underwriters, it may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from the applicable issuer in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation the applicable issuer pays to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.
Otis and/or Highland may solicit offers to purchase securities directly from the public from time to time. Otis and/or Highland may also designate agents from time to time to solicit offers to purchase securities from the public on their behalf. If required, the applicable prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions the applicable issuer may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.
From time to time, Otis and/or Highland may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.
Any underwriter or agent involved in the offer and sale of any securities will be named in the applicable prospectus supplement.
Underwriters, agents and dealers may be entitled, under underwriting or other agreements with Otis and/or Highland, to indemnification against certain civil liabilities, including liabilities under the Securities Act. Unless otherwise stated in, or incorporated by reference into, a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales.
Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or slowing a decline in the market price of the securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
Certain of the underwriters, dealers or agents and their affiliates may engage in transactions with and perform services for Otis and/or Highland in the ordinary course of their businesses.
The applicable prospectus supplement will disclose required information with respect to selling securityholders, if any.

DESCRIPTION OF COMMON STOCK, DEBT SECURITIES, PREFERRED STOCK, UNITS AND WARRANTS OF OTIS WORLDWIDE CORPORATION
The description of Otis’ common stock, preferred stock, units or warrants, as applicable, will be provided in a prospectus supplement. Otis’ Debt Securities will be issued under the Indenture, dated as of February 27, 2020 (as amended or supplemented). Each time Otis offers securities with this prospectus, the terms of that offering, including the specific amounts, prices and terms of the securities offered, and, if applicable, information about the selling securityholders, will be contained in the applicable prospectus supplement and other offering materials relating to such offering or in other filings Otis makes with the SEC under the Exchange Act, which are incorporated by reference herein.
DESCRIPTION OF DEBT SECURITIES OF HIGHLAND HOLDINGS S.À R.L.
Highlands’ debt securities will be issued under an Indenture, dated as of November 12, 2021 (as amended or supplemented). Each time Highland offers securities with this prospectus, the terms of that offering, including the specific amounts, prices and terms of the securities offered will be contained in the applicable prospectus supplement and other offering materials relating to such offering or in other filings Otis or Highland makes with the SEC under the Exchange Act, which are incorporated by reference herein.
DESCRIPTION OF GUARANTEES OF OTIS WORLDWIDE CORPORATION
Otis will fully and unconditionally guarantee, on an unsecured, unsubordinated basis, Highland’s payment obligations under Highland’s debt securities, subject to customary release provisions, which will be described in a prospectus supplement relating to the offering of such guaranteed debt securities.

ENFORCEMENT OF CIVIL LIABILITIES
HIGHLAND IS A PRIVATE LIMITED LIABILITY COMPANY INCORPORATED AND ORGANIZED UNDER THE LAWS OF LUXEMBOURG. CERTAIN OF THE MANAGERS (“GERANTS”) AND EXECUTIVE OFFICERS OF HIGHLAND ARE OR MAY NOT BE RESIDENTS OF THE UNITED STATES. ALL OR A SUBSTANTIAL PORTION OF THE ASSETS OF SUCH NON-RESIDENT PERSONS AND OF OTIS ARE LOCATED OUTSIDE THE UNITED STATES. AS A RESULT, IT MAY NOT BE POSSIBLE TO EFFECT SERVICE OF PROCESS WITHIN THE UNITED STATES UPON SUCH PERSONS, OR TO ENFORCE AGAINST SUCH PERSONS IN U.S. COURTS JUDGMENTS OBTAINED IN SUCH COURTS PREDICATED UPON THE CIVIL LIABILITY PROVISIONS OF THE FEDERAL SECURITIES LAWS OF THE UNITED STATES. OTIS HAS BEEN ADVISED BY COUNSEL THAT THE ENFORCEABILITY IN LUXEMBOURG AGAINST HIGHLAND AND/OR ITS EXECUTIVE OFFICERS AND MANAGERS WHO ARE NON-RESIDENTS OF THE UNITED STATES, IN ACTIONS FOR ENFORCEMENT OF JUDGMENTS OF U.S. COURTS, OF LIABILITIES PREDICATED SOLELY UPON THE SECURITIES LAWS OF THE UNITED STATES, IS NOT CERTAIN AND IS SUBJECT TO COMPLIANCE WITH PRIVATE INTERNATIONAL LAW, AS INTERPRETED BY THE LUXEMBOURG COURTS.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities to be offered will be passed upon for Otis and/or Highland by Wachtell, Lipton, Rosen & Katz, and particular matters with respect to Luxembourg law will be passed upon by NautaDutilh Avocats Luxembourg S.à r.l. Any underwriters will be represented by their own legal counsel.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.